Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R §§ 200.80(b)4, AND 240.24b-2

SECOND AMENDED AND RESTATED COLLABORATION AGREEMENT

BETWEEN

ELI LILLY AND COMPANY

AND

ISIS PHARMACEUTICALS, INC.

August 5, 2005

SECOND AMENDED AND RESTATED COLLABORATION AGREEMENT

THIS SECOND AMENDED AND RESTATED COLLABORATION AGREEMENT (the “Agreement”) executed on August 5, 2005 (the “Second Restatement Execution Date”) and effective as of August 25, 2005 (the “Second Restatement Date”), by and between ELI LILLY AND COMPANY, a corporation organized and existing under the laws of Indiana and its Affiliates (together “Lilly”), and ISIS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware (“Isis”).

RECITALS

A.                                   Isis is engaged in the research and development of antisense oligonucleotides and has accumulated considerable knowledge in the field of antisense technology, including processes and techniques relating to the design, synthesis and research of antisense oligonucleotides for use in gene functionalization and target validation and as therapeutic products.

B.                                     Lilly has expertise in the research, development, distribution and sale of prophylactic and therapeutic products for human use.

C.                                     Lilly and Isis entered into a collaboration agreement (the “Original Agreement”) effective as of the Effective Date to identify, characterize and/or develop antisense oligonucleotides that modulate the expression of biological molecules and to characterize the effect of such modulation to validate gene targets for drug discovery, including antisense drug discovery.

D.                                    Lilly and Isis amended and restated the Original Agreement effective as of the Restatement Date (including all amendments thereto, the “Amended and Restated Agreement”).

E.                                      Lilly and Isis amended the Amended and Restated Agreement by agreement dated June 17, 2002.

F.                                      Lilly and Isis extended the Oncology Term and further amended the Amended and Restated Agreement by agreement dated May 3, 2004 (the “May 3, 2004 Agreement”).

G.                                     Lilly and Isis now desire to extend the Collaboration Term with respect to the Antisense Drug Discovery Program and the drug discovery Target Validation Program, both in the Collaboration Therapeutic Area of oncology, and to amend and restate certain terms of the Amended and Restated Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS; AMENDMENT AND RESTATEMENT

1.1                                                         Definitions.  Capitalized terms used in this Agreement, whether in the singular or plural, have the meanings set forth in Schedule 1.1 which is attached hereto and made part of this Agreement, or as otherwise specifically defined in this Agreement.

1.2                                                         Amendment and Restatement.  Effective as of the Second Restatement Date, this Agreement restates and supersedes the Original Agreement and the Amended and Restated Agreement as each has been amended through the Second Restatement Date.  The terms and conditions of the Original Agreement shall apply for the period from the Effective Date until the Restatement Date unless otherwise provided by the Amended and Restated Agreement (and any amendment thereto) or this Second Amended and Restated Agreement.  The terms and conditions of the Amended and Restated Agreement (and any amendment thereto) shall apply for the period from the Restatement Effective Date until the Second Restatement Date unless otherwise provided by this Second Amended and Restated Agreement.

ARTICLE 2

COLLABORATION OVERVIEW AND GOVERNANCE

2.1                                                         The Collaboration.  Lilly and Isis hereby agree to undertake the Collaboration during the Extended Collaboration Term under the terms and conditions set forth in this Agreement.  The Collaboration shall consist of the Target Validation Program and the Antisense Drug Discovery Program during the Extended Collaboration Term as directed by the Collaborative Research Plan.

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2.5                                                         Governance - Executive Committee.  The strategic direction and overall management of the Collaboration during the Extended Collaboration Term shall be the responsibility of the Executive Committee.  The Executive Committee shall consist of the three (3) members from each Party listed in Schedule 2.5.  The Executive Committee may name additional members to the Executive Committee from time to time so long as each Party has an equal number of members.  Each Party will designate a member who will be the primary contact on the Executive Committee for that Party.  The designated Lilly representative shall be responsible for scheduling the meeting of the Executive Committee for that purpose.  Either

Party can change its representatives on the Executive Committee by written notice to the other Party.

2.5.1                        Executive Committee Meetings.  During the Extended Collaboration Term and for one (1) year thereafter the Executive Committee shall meet at least every three (3) months to review the research carried out under the Collaboration and to consider modifications to the strategy and goals of the Target Validation Program and the Antisense Drug Discovery Program.  In addition, the Executive Committee may meet on an ad hoc basis. The Parties shall mutually agree upon the times and places for such meetings, alternating between Indianapolis, Indiana and Carlsbad, California, or such other location as members of the Executive Committee shall agree.  Each Party shall bear its own costs associated with holding and attending such meetings.  If mutually agreed by the Parties, such meetings may be held by videoconference or teleconference.  An agenda shall be agreed upon by the Executive Committee members and be distributed to the Parties no less than one (1) week before any semiannual meeting.  If a representative of a Party on the Executive Committee is unable to attend a meeting of the Executive Committee, such Party may designate an alternate to attend such meeting and vote on behalf of such missing representative.  In addition, each Party may, at its discretion, invite nonvoting employees, consultants or advisors (which consultants and advisors shall be under an obligation of confidentiality no less stringent than those terms set forth herein) to attend any meeting of the Executive Committee.  Minutes shall be kept of all Executive Committee meetings by the hosting Party and sent to all members of the Executive Committee for review and approval within seven (7) days after each meeting.  Minutes shall be deemed approved unless any member of the Executive Committee objects to the accuracy of such minutes by providing written notice to the other members of the Executive Committee within ten (10) days of receipt of the minutes; provided, however, that in the event of any such objection by a Party that the Parties are unable to resolve, such minutes shall reflect such unresolved dispute.

2.5.2                        Executive Committee Responsibilities.  The Executive Committee shall have the following responsibilities:

(a)                                  to review the Collaborative Research Plan from a strategic perspective;

(b)                                 to review the progress and results of the Collaboration to ensure that the Parties are meeting their commitments for both human and financial support and are each fulfilling all of their respective contractual obligations;

(c)                                  to attempt to resolve any disagreements between the Parties with respect to the research conducted under the Collaboration;

(d)                                 to optimize the value of the intellectual property arising from the Collaboration.

(e)                                  to review the Collaborative Research Plan from a scientific and operational perspective;

(f)                                    to make changes to the portions of the Collaborative Research Plan relating to the Target Validation Program and the Antisense Drug Discovery Program as it deems necessary to accomplish the purpose of the Collaboration;

(g)                                 to prioritize and monitor progress of antisense lead identification for the Target Validation Program and Drug Discovery Program; provided, however, that if there is a disagreement concerning the prioritization of a Validation Target, such disagreement shall be decided by Lilly;

(h)                                 to review the qualifications of the Collaboration FTEs to ensure that the Parties are meeting the intent of the Collaborative Research Plan;

(i)                                     to approve changes to the allocation of Collaboration Funds set forth in the Collaborative Research Plan between the Target Validation Program and the Antisense Drug Discovery Program;

(j)                                     to review and approve the use of any Third Party in the Collaboration and expenses related thereto, including review and approval of any related Third Party contract;

(k)                                  to review and monitor all results of the work performed under Collaboration, including scientific efforts of both Parties, and providing prioritization, oversight and direction regarding such work in accordance with the Collaborative Research Plan;

(l)                                     to adopt and modify the Critical Success Factors related to a Collaboration Therapeutic Area either generally or specifically with respect to a Validation Target or a Drug Discovery Target as documented by approved Executive Committee minutes;

(m)                               to determine whether a Validation Target is an Accepted Validation Target or Rejected Validation Target or Abandoned Validation Target;

(n)                                 to designate Drug Discovery Targets and Validation Targets; and

(o)                                 to make a determination of whether a Drug Discovery ASO Compound meets the criteria for designation as a Development Candidate and making such designations.

2.5.3                        Executive Committee Decisions.  Decisions of the Executive Committee shall be made by unanimous vote, with each member having one (1) vote.  No vote of the Executive Committee may be taken unless all members of the Executive Committee vote.  If the Executive Committee is unable to reach a unanimous vote on any matter, then the matter shall be referred to [***].

2.5.4                        Executive Committee Quarterly Status Reports.  During the Extended Collaboration Term and upon expiration thereof the Executive Committee will prepare a quarterly status report that generally summarizes the research and development efforts conducted by each Party under the Collaboration during the two (2) previous Calendar Quarters.  The report shall include, without limitation, a general summary of important events, progress on critical success objectives, any milestones reached, personnel changes, learning points and other matters that the Executive Committee may deem appropriate.  The Executive Committee shall establish goals and objectives for the Collaboration.

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2.8                                                         Dissolution of the Committees.  Upon expiration of the Initial Collaboration Term all committees other than the Executive Committee shall dissolve.  The Executive Committee shall cease having regular meetings twelve (12) months after expiration or termination of the Extended Collaboration Term but shall meet on an ad hoc basis for so long thereafter as is necessary

2.9                                                         Alliance Managers.  Each Party shall designate one (1) representative to coordinate the activities of the Parties under the Collaboration (the “Alliance Managers”).  The Alliance Managers are listed on Schedule 2.9.  The Alliance Managers’ responsibilities shall include maintenance of a current list of Validation Targets (including Rejected Validation Targets and Accepted Validation Targets), Drug Discovery Targets and Reserved Targets, coordinating meetings of the Executive Committee and otherwise facilitating the activities of the Parties in the course of the Collaboration under this Agreement.  Each Party may change its Alliance Manager by written notice to the other Party.

ARTICLE 3

THE COLLABORATION

3.1                                                         Collaboration Staffing.  Isis and Lilly employees involved in the Collaboration will conduct the research activities in a manner as required to maintain progress on the objectives of the Collaboration as set forth herein and in the Collaborative Research Plan.  To achieve these objectives, Isis and Lilly will assign qualified employees as set forth in the Collaborative Research Plan.  During the Extended Collaboration Term, Isis shall commit the number of Isis Collaboration FTEs to the Antisense Drug Discovery Program as specified in the Collaborative Research Plan.  By unanimous decision of the Executive Committee the number of FTEs committed to the Collaboration may be increased or decreased from the levels specified in the Collaborative Research Plan.  Lilly shall apply an appropriate number of FTEs to achieve the objectives set out for Lilly in the Collaborative Research Plan.  FTEs applied by Lilly to carry out the work set forth in the Collaborative Research Plan shall not be considered to be Lilly Collaboration FTEs and such FTEs shall not be reimbursed with Collaboration Funds.

3.2                                                         Subcontracting.  Except to the extent approved by the Executive Committee or as otherwise expressly permitted in the Collaborative Research Plan, neither Party shall subcontract to a Third Party any portion of the activities assigned to it under the Collaborative Research Plan, other than through the use of on site contract employees.  To the extent such subcontracting is approved, prior to engaging a Third Party, Isis or Lilly, as applicable, shall first obtain a written agreement with such Third Party containing appropriate confidentiality and non-use provisions as determined by the Parties and written assignments to Isis or Lilly, as applicable, of all Patent Rights and Know-How that such subcontractors may develop by reason of work performed under such contract.  Moreover, any Third Party subcontractor shall be required to perform its services in accordance with any applicable generally accepted professional standards as well as standards designated by the Executive Committee (if any) and with any applicable codes, rules and regulations.

3.3                                                         Staff Availability.  Each Party shall make its employees, and permitted subcontractors engaged in the Collaboration reasonably available upon reasonable notice during normal business hours at their respective places of employment to consult with the other Party on issues arising during Collaboration and in connection with any request from any regulatory agency, including those relating to regulatory, scientific, and technical issues.

3.4                                                         Facility Visits.  Representatives of Lilly and Isis may, upon reasonable notice during normal business hours, (a) visit the facilities where the Collaboration is being conducted, including by Third Parties, (b) consult informally, during such visits and by telephone, with personnel for the other Party performing work on the Collaboration, and (c) with the other Party’s prior approval, which approval shall not be unreasonably withheld, visit the sites of any experiments or tests being conducted by, or on behalf of, such other Party in connection with the Collaboration.  On such visits, an employee of the Party being visited shall accompany the employee(s) of the visiting Party.  If requested by a Party, the other Party shall cause appropriate individuals working on the Collaboration to be reasonably available for meetings at times and places reasonably convenient to the Party subject to such request.

3.5                                                         Exchange of Information.  Isis will promptly make available and disclose to Lilly such information regarding the sequence, design, synthesis and screening of Validation ASO Compounds and Drug Discovery ASO Compounds generated by Isis in carrying out the Collaboration as set forth in the Collaborative Research Plan.  All discoveries or inventions made in the course of the Collaboration by a Party will be promptly disclosed to the other Party.  At a Party’s request, the other Party will provide written reports of any studies performed by such other Party as part of the Collaboration required to support regulatory submissions relating to Products to be made by such first Party or its Sublicensees and will allow such first Party and its Sublicensees to use the data included in such reports to support such submissions.  The Parties are encouraged to communicate often by telephone, electronic mail or other mechanisms to keep each Party fully advised of the activities being carried out by a Party under the Collaboration.

3.6                                                         Records.  Isis and Lilly will each maintain records in sufficient detail and in good scientific and business manner appropriate for purposes such as patent and regulatory matters, which will be complete and accurate and will fully and properly reflect all work done and results achieved in the performance of the Collaboration including prompt signing and corroboration of laboratory notebooks and conception documents.

3.7                                                         Compliance.  All studies done in connection with the Collaboration shall be carried out in compliance with any applicable laws, regulations, or guidelines governing the conduct of research at the site where such studies are being conducted.  All animals involved in the Collaboration shall be provided humane care and treatment in accordance with generally acceptable current veterinary practices.

ARTICLE 4
THE REAGENT PROVISION PROGRAM

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ARTICLE 5

THE DRUG DISCOVERY TARGET VALIDATION PROGRAM

5.1                                                         Description and Term.  The drug discovery Target Validation Program commenced on the Effective Date and shall continue to be conducted by Lilly and Isis during the Extended Collaboration Term in accordance with the Collaborative Research Plan.

5.2                                                         Target Designation.  Targets to be analyzed in the course of the drug discovery Target Validation Program shall be selected by Lilly in the Collaboration Therapeutic Area of oncology and designated as Validation Targets in accordance with this Section 5.2.  Lilly shall provide written notice to Isis identifying each Target that it wishes to designate as a Validation Target (a “Proposed Validation Target”).  Within [***] days after such notice, Isis shall provide written notice to Lilly indicating whether such Proposed Validation Target is subject to any agreement between Isis and a Third Party under which such Third Party has or may acquire rights to ASO Products directed to such Proposed Validation Target, or whether Isis has an Isis Internal Program with respect to such Proposed Validation Target or ASO Products directed thereto.

5.2.1                        If a Proposed Validation Target is not subject to an agreement between Isis and a Third Party under which such Third Party has or may acquire rights to ASO Products directed to such Proposed Validation Target and Isis does not have an Isis Internal Program with respect to such Proposed Validation Target or ASO Products directed thereto, then such Proposed Validation Target shall be deemed a Validation Target and shall be made part of the Target Validation Program.

5.2.2                        If a Proposed Validation Target is subject to an agreement between Isis and a Third Party under which such Third Party has or may acquire rights to ASO Products directed to such Proposed Validation Target [***].

5.2.3                        [***]

5.3                                                         Target Validation Program.  Validation Targets and Validation ASO Compounds directed thereto shall be analyzed under the Target Validation Program with the aim of achieving the applicable Critical Success Factors agreed to by the Executive Committee.  All results generated in the course of Target Validation Program shall be promptly provided to a member of the Executive Committee for the other Party by means of a written report generated by the Parties and by placing such results in a shared database.  [***].

5.3.1                        As of the Second Restatement Date there are no Validation Targets under evaluation in the Target Validation Program in any of the Collaboration Therapeutic Areas.  The Executive Committee may agree to add Validation Targets to the Collaborative Research Plan according to the procedure set forth in Section 5.2 but only in the Collaboration Therapeutic Area of oncology.

5.4                                                         Executive Committee Review.  At the next Executive Committee meeting following the completion of the evaluation of a Validation Target under the Target Validation Program, the Executive Committee shall review the results generated with respect to such Validation Target and shall determine whether such Validation Target has achieved the Critical Success Factors for such Validation Target.  If the Executive Committee determines that a Validation Target meets the Critical Success Factors, such Validation Target shall be deemed an “Accepted Validation Target.”  If the Executive Committee determines that a Validation Target does not meet the Critical Success Factors, such Validation Target shall be deemed a “Rejected Validation Target.”

5.5                                                         Accepted Validation Targets.  [***].

5.5.1                        Isis shall provide written notice to Lilly [***].

5.5.2                        Isis shall provide written notice to Lilly if [***].

5.5.3                        The Accepted Validation Targets as of the Second Restatement Execution Date are listed in Schedule 5.5.3.

5.6                                                         Rejected Validation Targets.  [***].

5.6.1                        [***].

5.6.2                        [***].

5.6.3                        The Rejected Validation Targets as of the Second Restatement Execution Date are listed in Schedule 5.6.3.

5.7                                                         Lilly Rights Regarding Other Targets.  [***]

5.8                                                         Exclusive Targets.  During the Target Validation Program Term Lilly may elect to designate any Validation Target, respectively, an “Exclusive Target” as described in this Section 5.8.  Lilly shall provide Isis with a written description of each Target that Lilly desires to designate as an Exclusive Target.  The date upon which Isis receives such notice from Lilly shall be the “Target Notice Date.”  [***]

5.9                                                         Validation ASO Products.  Lilly shall have an option to obtain one or more licenses with respect to Validation ASO Products in accordance with Section 8.2.2.

5.10                                                   Lilly Confidential Information.  All information provided to Isis by Lilly with respect to a Validation Target shall be considered the Confidential Information of Lilly and shall be subject to the obligations of Article 10 of this Agreement, including any nucleic acid or amino acid sequence of a Validation Target that is provided to Isis by Lilly. As long as such information is Confidential Information, Isis shall use such Confidential Information of Lilly only (a) in the course of the Collaboration, (b) in Isis’ internal antisense drug discovery efforts as expressly permitted by this Agreement, or (c) as otherwise expressly permitted by this Agreement, but for no other purpose.

5.11                                                   Use and Disclosure.  Use of Validation ASO Compounds or Validation Targets by a Party as expressly permitted by this Agreement shall not be considered part of the Collaboration unless such use is carried out as specifically provided in the Collaborative Research Plan.  Know-How generated outside the course of the Collaboration by Lilly or Isis as expressly permitted by this Agreement, including through use of Validation ASO Compounds, Validation Non-ASO Compounds, or Validation Targets, shall not be Lilly Collaboration Know-How or Isis Collaboration Know-How, respectively, and any resulting Patent Rights shall not be Lilly Collaboration Patent Rights or Isis Collaboration Patent Rights, respectively.

5.12                                                   Abandoned Validation Targets.  The Executive Committee shall have the authority to designate one or more Validation Target(s) as “Abandoned Validation Target(s)” if the Executive Committee determines that no further work aimed at achieving the applicable Critical Success Factors for any such Validation Target should be carried out under the Target Validation Program.  Upon designation of a Validation Target as an Abandoned Validation Target no further work shall be conducted under the Validation Program on such Abandoned Validation Target.  Abandoned Validation Targets shall not be considered to be Validation Targets for purposes of the Agreement.  The terms of the Agreement with respect to Validation Targets, including ASO Compounds and Non-ASO Compounds directed thereto, shall not be applicable to any such Abandoned Validation Targets, including ASO Compounds and Non-ASO Compounds directed thereto, except as specifically provided otherwise in this Section 5.12. The terms of Section 5.6.2 of the Agreement with respect to Rejected Validation Targets and ASO Compounds directed thereto shall be applicable to all Abandoned Validation Targets and

ASO Compounds directed thereto.  Lilly will have the right to designate any Abandoned Validation Target as an Exclusive Target, Reserved Target, or Validation Target in accordance with the terms of Sections 5.8, 6.8 and 5.2, respectively, of the Agreement (a “Designation Event”).  For purposes of clarity, (i) there are no residual milestone or royalty payment obligations owing either Party to the other with respect to Abandoned Validation Targets, including ASO Compounds and Non-ASO Compounds directed thereto, unless a Designation Event occurs and only if specifically required by this Agreement and (ii) the LillyRight of First Negotiation under Section 8.3.3 will not apply to Abandoned Validation Targets, including ASO Compounds and Non-ASO Compounds directed thereto.  The Abandoned Validation Targets as of the Second Restatement Execution Date are listed in Schedule 5.12.

ARTICLE 6

THE ANTISENSE DRUG DISCOVERY PROGRAM

6.1                                                         Description and Term.  The Antisense Drug Discovery Program shall continue to be conducted by Isis and Lilly during the Antisense Drug Discovery Term in accordance with the Collaborative Research Plan.  The Antisense Drug Discovery Term commenced on the Effective Date and shall continue until the expiration of the Extended Collaboration Term, unless Lilly exercises its option to extend the Antisense Drug Discovery Term, as provided in Section 13.1, the Parties otherwise mutually agree to extend or terminate the Antisense Drug Discovery Program, or the Collaboration is terminated in accordance with Article 13.  Lilly and Isis shall use commercially reasonable efforts to develop Drug Discovery ASO Compounds into Development Candidates in accordance with the Collaborative Research Plan.  The Collaborative Research Plan includes the Critical Success Factors for the Antisense Drug Discovery Program.  By execution of this Agreement the Critical Success Factors are approved by each Party.  The Executive Committee is responsible for implementing the Collaborative Research Plan, and any modifications or amendments thereto, consistent with the terms of this Agreement.

6.2                                                         Drug Discovery Target Designation.

6.2.1                        Targets Available for Designation as Drug Discovery Targets.  During the Antisense Drug Discovery Term, the Executive Committee shall designate the Drug Discovery Targets to be analyzed under the Antisense Drug Discovery Program in the Collaboration Therapeutic Area of oncology.  [***]  Targets designated as Drug Discovery Targets during the Antisense Drug Discovery Term may include any Target that is suspected of playing a role in the Collaboration Therapeutic Area of oncology, including Reserved Targets, Reagent Targets, Accepted Validation Targets, Exclusive Targets, Rejected Validation Targets, and other Targets that the Executive Committee determines to be of interest based on the scientific merits of applying Antisense Technology to modulate such Target; [***].  The Drug Discovery Targets provided by Isis for the Collaboration Therapeutic Area of oncology and the stage of development of such Targets as of the Second Restatement Date (i.e., whether such Target is a Stage 1, Stage 2 or Stage 3 Drug Discovery Target) are identified in Schedule 6.2, which may be amended from time to time by agreement of the Parties.

6.2.2                        Disagreements Regarding Drug Discovery Target Designation.  If the Executive Committee cannot agree on whether to designate a Target a Drug Discovery Target, [***].

6.2.3                        Restriction on Isis’ Right to Use Drug Discovery Targets.  Except as otherwise expressly permitted by this Agreement, Isis shall not (i) conduct any research on any Drug Discovery Target or any ASO Compound directed thereto, outside the course of the Collaboration either on its own or for a Third Party or (ii) grant or assign any rights to a Third Party with respect to any Drug Discovery Target or ASO Compound directed thereto, in each case, while such Drug Discovery Target is the subject of an Active Program.

6.3                                                         Further Designation as Stage 1, 2 or 3 Drug Discovery Target.  Concurrently with the designation by the Executive Committee of a Target as a Drug Discovery Target, the Executive Committee shall also designate such Target as a Stage 1 Drug Discovery Target, Stage 2 Drug Discovery Target, or Stage 3 Drug Discovery Target, as appropriate.

6.4                                                       Development Candidate Designation.

6.4.1                        During the Antisense Drug Discovery Term.  During the Antisense Drug Discovery Term if in the opinion of a Party, a Drug Discovery ASO Compound has met the Critical Success Factors set out in the Collaborative Research Plan and such Drug Discovery ASO Compound is ready for IND-enabling toxicology studies, such Party may recommend to the Executive Committee that such Drug Discovery ASO Compound be designated a Development Candidate and, at the next meeting of such Committee, the Committee shall vote on such matter.  If the Executive Committee determines that a Drug Discovery ASO Compound has met the Critical Success Factors, then such Drug Discovery ASO Compound shall be considered to be a “Development Candidate.”  Lilly shall have the option to license each Development Candidate in accordance with Section 8.2.3.

6.4.2                        After the Antisense Drug Discovery Term.  Subject to Section 6.5, after the Antisense Drug Discovery Term Lilly shall make the decision of whether a Drug Discovery ASO Compound corresponding to a Drug Discovery Target that is the subject of an Active Program shall be designated a Development Candidate, using criteria substantially similar to those used by the Executive Committee during the Antisense Drug Discovery Term and the Extended Collaboration Term.  Lilly shall have the option to license each Development Candidate in accordance with Section 8.2.3.

6.5                                                         Continued Development of Drug Discovery Targets After the Antisense Drug Discovery Term.  Within ten (10) days following expiration or termination (subject to Article 13) of the Antisense Drug Discovery Term and again on the [***] anniversary of such expiration or termination, Lilly shall provide Isis with written notice of those Drug Discovery Targets with respect to which Lilly intends to continue an Active Program.  In addition, from the date that is [***] months following such expiration or termination of the Antisense Drug Discovery Term until the [***] anniversary of the expiration or termination (subject to Article 13) of the Antisense Drug Discovery Term Lilly shall provide Isis with semiannual written reports describing the work conducted in the previous six (6) months on each such Drug Discovery Target and Drug Discovery ASO Compounds directed thereto in sufficient detail to permit Isis to verify that Lilly is maintaining an Active Program with respect thereto and notifying Isis of any such Drug Discovery Target with respect to which Lilly has discontinued an Active Program; provided, however, such reports shall be given annually once such Drug Discovery Target has been licensed by Lilly under Section 8.2.3.  Subject to the provisions of Article 13, for so long as Lilly maintains an Active Program with respect to a Drug Discovery Target after the expiration or termination of the Antisense Drug Discovery Term (but in no event to exceed [***] years after such expiration or termination), Lilly shall have the right to continue to perform research and development on such Drug Discovery Target and Drug Discovery ASO Compounds directed thereto.

6.5.1                        Active Programs.  As of the Second Restatement Execution Date there are no Active Programs in any of the Collaboration Therapeutic Areas other than those in the Collaboration Therapeutic Area of oncology.  As of the Second Restatement Date the Active Programs in the Collaboration Therapeutic Area of oncology are listed in Schedule 6.5.1.

6.6                                                         Development and Commercialization of Development Candidates.  Unless agreed otherwise by the Executive Committee and subject to Section 8.2.3, Lilly shall be solely responsible for all development and commercialization activities relating to Development Candidates.

6.7                                                         Abandoned Drug Discovery Targets.  During the Antisense Drug Discovery Term, the Executive Committee may designate a Drug Discovery Target as an “Abandoned Drug Discovery Target” if such committee concludes that such Drug Discovery Target should no longer be the subject of an Active Program as part of the Collaboration.  [***].

6.7.1                        Effective as of Second Restatement Date, the [***] metabolics Targets listed Schedule 6.7.1 shall be deemed Abandoned Drug Discovery Targets.

6.7.2                        The Abandoned Drug Discovery Targets as of the Second Restatement Execution Date (including the [***] metabolics Targets listed Schedule 6.7.1) are listed in Schedule 6.7.2.

6.8                                                         Reserved Targets.  During the Extended Collaboration Term Lilly may designate any Target related to a Collaboration Therapeutic Area as a “Reserved Target,” [***].  Lilly shall provide written notice to Isis identifying each Target that Lilly desires to designate as a Reserved Target.  The date upon which Isis receives such notice shall be deemed the “Reserved Target Notice Date.”  [***]

6.9                                                         Limitation on Number of Drug Discovery Targets and Reserved Targets.  During the Extended Collaboration Term, the total number of Reserved Targets shall not [***]. Within [***] days after the expiration of the Extended Collaboration Term, Lilly shall decrease the total number of Reserved Targets to [***] and such [***]. Reserved Targets shall be limited to Targets in the Collaboration Therapeutic Area of oncology. Effective as of the [***] anniversary of the expiration of the Extended Collaboration Term, no Target shall be deemed a Reserved Target for purposes of this Agreement.

6.9.1                        The Reserved Targets as of the Second Restatement Execution Date are listed in Schedule 6.9.1.

ARTICLE 7

DEVELOPMENT, COMMERCIALIZATION, MANUFACTURING AND SUPPLY

7.1                                                         Research Supply.  Isis shall supply Validation ASO Compounds and Drug Discovery ASO Compounds to Lilly as set forth in the Collaborative Research Plan.  In the event that Lilly elects to obtain additional quantities of a Validation ASO Compound and/or Drug Discovery ASO Compound for use outside of the Collaboration, Lilly shall so inform Isis in writing specifying the additional quantity desired by Lilly.  Isis shall promptly provide Lilly such additional quantities of such Validation ASO Compound and/or Drug Discovery ASO Compound in accordance with the specifications set out in the Collaborative Research Plan. Within [***] days after receipt of such Validation ASO Compound, and/or Drug Discovery ASO Compound, Lilly shall pay Isis [***] (inclusive of all shipping, freight and other delivery charges) for the first gram (or fraction thereof) of such additional Validation ASO Compound or Drug Discovery ASO Compound requested by and delivered to Lilly in any one order.  For any quantities of Validation ASO Compound or Drug Discovery ASO Compound requested by and delivered to Lilly above [***] in any one order Lilly shall pay for such extra quantity in an amount equal to [***] per gram or fraction thereof within [***] after receipt of such additional quantities of Validation ASO Compound, and/or Drug Discovery ASO Compound.

7.2                                                         Clinical Supply.  Upon request by Lilly, Isis will supply all of Lilly’s requirements of any Validation ASO Compound and/or Drug Discovery ASO Compound required by Lilly (not to exceed [***] such ASO Compounds per year, nor to exceed [***] kilograms of all ASO Compounds provided under this Section 7.2 per year) through the completion of Phase II Clinical Trials on such Validation ASO Compound or Drug Discovery ASO Compound.  Isis will also provide any information and documentation on such Validation ASO Compound or Drug Discovery ASO Compound that is required by regulatory authorities.  Isis will supply any such Validation ASO Compound or Drug Discovery ASO Compound pursuant to mutually agreed upon specifications.  The Parties will negotiate in good faith on the terms of a clinical supply agreement containing these and other customary terms.  If Isis is not able to supply a Validation ASO Compound or Drug Discovery ASO Compound to Lilly or if Lilly determines to obtain supply of any such Validation ASO Compound or Drug Discovery ASO Compounds from a Third Party, then Isis will, at Lilly’s request and expense, promptly transfer all necessary technology and technical assistance and grant all necessary rights and licenses to permit Lilly, a Lilly Sublicensee, or Third Parties on behalf of Lilly or a Lilly Sublicensee, to manufacture and supply such Validation ASO Compound and Drug Discovery ASO Compounds (a “Supply Transfer”).  Notwithstanding the foregoing, for every Supply Transfer by Lilly or a Lilly Sublicensee, the following conditions apply (A) Lilly will obtain an agreement from any Lilly Sublicensee or Third Party that receives Isis’ technology as part of a Supply Transfer that such Lilly Sublicensee or Third Party can only use such technology on behalf of Lilly in connection with the relevant Validation ASO Compound and Drug Discovery ASO Compounds, and will keep such technology confidential and (B) Lilly will promptly notify Isis in writing identifying the Isis technology disclosed to a Lilly Sublicensee or Third Party as part of a Supply Transfer and identifying by name each such Lilly Sublicensee or Third Party and (C) Lilly will enforce the obligations of confidentiality and nonuse set forth in the agreement referred to above in Section 7.2(A).

7.3                                                         Development and Commercialization.  Lilly shall be solely responsible for all development and commercialization of Lilly Products, including toxicology, clinical development, regulatory, manufacturing and commercialization efforts, except as agreed otherwise by the Parties.  Lilly and its Sublicensees shall have the sole right and responsibility for the preparation of any regulatory filings required in order to conduct clinical trials on Lilly Products in the Territory, together with the preparation of suitable applications for marketing approval in the Territory and shall be the owner and party of record of all such regulatory filings.  Isis shall cooperate with Lilly, at Lilly’s expense, as Lilly reasonably requires in preparing such regulatory filings including, without limitation, any and all data contained therein.

7.4                                                         STAT3 Material Supply.  Upon request by Lilly, Isis will supply Lilly with up to [***] grams of the ASO Compound directed to the STAT3 Target which was produced in accordance with Good Manufacturing Practices and is located at Isis’ facilities as of the Second Restatement Execution Date (“STAT3 ASO Compound”).  Isis will supply all such STAT3 ASO Compound in amounts requested by Lilly (not to exceed a total of [***] grams) through the initiation of [***] on such STAT3 ASO Compound; provided, however, that Lilly may purchase such STAT3 ASO Compound in no more than [***] installments, the last installment of which may be requested by Lilly no later than sixty (60) days after such STAT3 ASO Compound achieves [***].  Lilly shall pay Isis [***]gram [***] for the amount of STAT3 ASO Compound requested by Lilly. Isis will also provide any information and documentation on such STAT3 ASO Compound that is requested by Lilly and that is required by, or useful to, regulatory authorities at no additional cost to Lilly; provided, however, that Isis shall not be required to create any such documentation for Lilly, unless otherwise agreed by the Parties. Lilly acknowledges that the STAT3 ASO Compound is provided “AS IS,” without any warranty of any kind, express or implied, including any warranty of merchantability or fitness for a particular purpose.

ARTICLE 8

GRANT OF RIGHTS

8.1                                                         Licenses to Lilly.

8.1.1                        Research Licenses.  Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly:

(a)                                  a co-exclusive (with Isis), nonsublicensable, royalty free license during the Collaboration Term under the Isis Collaboration Technology solely to the extent necessary or appropriate to carry out Lilly’s responsibilities under the Collaborative Research Plan;

(b)                                 a non-exclusive, nonsublicensable, royalty free license, under the Isis Technology (i) solely to the extent necessary or appropriate to carry out Lilly’s responsibilities under the Collaborative Research Plan and (ii) to use Reagent ASO Compounds for internal research purposes (which shall include, without limitation, research conducted in connection with bona fide collaboration arrangements between Lilly and Third Parties); and

(c)                                  an exclusive, nonsublicensable, royalty free license under the Isis Collaboration Blocking Patents, and a non-exclusive, nonsublicensable, royalty free license under the Isis Collaboration Technology other than the Isis Collaboration Blocking Patent Rights, in each case to conduct research outside the course of the Collaboration in the Non-ASO Field in the Territory.

8.1.2                        Product Licenses.  Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly (i) an exclusive license, including the right to sublicense, under the Isis Collaboration Blocking Patents, and (ii) a non-exclusive license, including the right to sublicense, under the Isis Collaboration Technology other than the Isis Collaboration Blocking Patents, in each case to make, use, import, sell and offer to sell Reagent Non-ASO Products, Validation Non-ASO Products, and Drug Discovery Non-ASO Products in the Territory.  Such licenses shall be royalty-bearing as expressly provided by this Agreement.

8.2                                                         Lilly Product Options.

8.2.1                        Option to Isis Blocking Patent Rights for Reagent Non-ASO Products.  Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly an option, exercisable on a Reagent Non-ASO Compound-by-Reagent Non-ASO Compound basis, to obtain a non-exclusive royalty-bearing licenses under the Isis Blocking Patent Rights to develop, make, use, import, offer for sale and sell Reagent Non-ASO Products in the Territory; such license(s) shall include the right to grant sublicenses solely for the purpose of developing, making, using, importing, offering for sale and selling the applicable Reagent Non-ASO Product.  Lilly may exercise an option granted pursuant to this Section 8.2.1 at any time during the term of this Agreement by providing written notice to Isis that includes a description of the Isis Blocking Patent Rights for which Lilly desires to obtain such non-exclusive license. Any license granted to Lilly pursuant to exercise of an option under this Section 8.2.1 shall be royalty-bearing in accordance with Section 9.3.1(b) hereof.

8.2.2                        Option to Reagent Targets and Validation Targets and Exclusive Targets.

(a)                                  Grant of Option.  Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly an option, exercisable on a Reagent Target-by-Reagent Target or Validation Target-by-Validation Target basis, as applicable, to obtain an exclusive, royalty-bearing license, including the right to sublicense, under the Isis Collaboration Technology and the Isis Technology to develop, make, use, import, offer for sale and sell Reagent ASO Products containing one or more Reagent ASO Compounds directed to such Reagent Target or Validation ASO Products containing one or more Validation ASO Compounds directed to such Validation Target, as applicable, in the Territory.

(b)                                 Exercise of Option.  Lilly may exercise an option granted pursuant to this Section 8.2.2 with respect to (i) any Reagent Target during the [***] year period commencing upon delivery to Lilly of a Reagent ASO Compound directed to such Reagent Target and (ii) any Validation Target, except Abandoned Validation Targets, during the Initial Collaboration Term and [***] year thereafter for Validation Targets in Collaboration Therapeutic Areas other than oncology and during the Target Validation Program Term and

[***] year thereafter for Validation Targets in the Collaboration Therapeutic Area of oncology, in each case, by providing written notice to Isis that includes a description of such Reagent Target or Validation Target, as applicable.  The date that Isis receives such notice shall be deemed the “Section 8.2.2 Exercise Notice Date.”  Within [***] days following the Section 8.2.2 Exercise Notice Date for a Reagent Target or Validation Target, Isis shall notify Lilly whether or not Isis has granted or assigned any rights to any Third Party as permitted by this Agreement with respect to such Reagent Target or Validation Target, or any ASO Compounds directed thereto as of the Section 8.2.2 Exercise Notice Date and the nature of the rights so granted, if any, or whether Isis has an Isis Internal Program with respect to such Reagent Target or Validation Target.  Isis shall have no obligation to disclose to Lilly the identity of any such Third Party to which rights or licenses have been granted.  If Isis has not granted any such rights or license and does not have an Isis Internal Program with respect to such Target as of the Section 8.2.2 Exercise Notice Date, then Isis shall grant to Lilly, and is hereby deemed to grant to Lilly, the license described above in this Section 8.2.2 with respect to such Reagent Target or Validation Target as of the Section 8.2.2 Exercise Notice Date and Lilly shall be obligated to make payments to Isis with respect to such Reagent ASO Product or Validation ASO Product directed to such Reagent Target or Validation Target, as applicable, in accordance with Section 9.3.3.  It is understood and agreed that a Reagent Target or Validation Target may not be available to be licensed by Lilly under this Section 8.2.2 if: (i) Isis has previously granted a Third Party exclusive rights with respect to such Reagent Target and all ASO Compounds directed thereto or Validation Target and all ASO Compounds directed thereto, or (ii) Isis has an Isis Internal Program with respect to the Reagent Target or Validation Target.  The Reagent Targets and the date of delivery to Lilly of a Reagent ASO Compound directed to each such Reagent Target are listed in Schedule 8.2.2.

(c)                                  Diligence and Reporting.  In order to maintain any license granted to Lilly under this Section 8.2.2 with respect to a Reagent Target or Validation Target, Lilly must (i) maintain an Active Program with respect to such Reagent Target or Validation Target, (ii) achieve Program Sanction Approval on Reagent ASO Compounds or Validation ASO Compounds directed to such Reagent Target or Validation Target, as applicable, in no more than [***] months from the time of licensing of such Target by Lilly and (iii) consider a Reagent ASO Compound directed to such Reagent Target or a Validation ASO Compound directed to such Validation Target under Lilly’s formal review process for Candidate Selection in no more than [***] months from Program Sanction Approval.  In the event that any of the foregoing diligence obligations is not met by Lilly with respect to a Reagent Target or Validation Target or ASO Compound directed thereto, the license granted to Lilly under this Section 8.2.2 with respect to such Reagent Target or Validation Target and ASO Compounds directed thereto shall terminate.  Lilly shall provide Isis with annual written reports that include a description of the research, development and commercialization activities by Lilly on any Reagent Target or Validation Target (and ASO Compounds directed thereto) licensed by Lilly under this Section 8.2.2.  Lilly shall provide prompt written notice to Isis when it ceases to have an Active Program on any Reagent Target or Validation Target licensed by Lilly pursuant to this Section 8.2.2 and thereafter such license shall terminate.  Within [***] months of such notice from Lilly, or within [***] months of termination of this Agreement by Isis pursuant to Section 13.4 or 13.5, Isis shall provide written notice to Lilly if it desires to develop an ASO Product to such Reagent Target or Validation Target and receive from Lilly summary reports on completed IND-enabling toxicology studies and completed clinical trials for the ASO Compound related to such Reagent Target or Validation Target.  Lilly shall provide such summary reports promptly after receiving such notice from Isis.  If Isis fails to provide such notice within such [***] month period Lilly shall have no obligation to provide such summary reports to Isis.  For purposes of clarity, if Isis fails to request such summary reports from Lilly for a Reagent Target or Validation Target for which Lilly ceases to have an Active Program, Isis may still develop an Isis Drug Discovery ASO Product to such Reagent Target or Validation Target, subject to the Lilly Right of First Negotiation under Section 8.3 and other applicable terms of this Agreement.

8.2.3                        Option to Drug Discovery ASO Targets.

(a)                                  Grant of Option.  Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly an exclusive option, exercisable on a Drug Discovery Target-by-Drug Discovery Target basis, to obtain an exclusive, royalty-bearing license, including the right to sublicense, under the Isis Collaboration Technology and the Isis Technology to develop, make, use, import, offer for sale and sell Drug Discovery ASO Products containing one or more Drug Discovery ASO Compounds directed to such Drug Discovery Target in the Territory.

(b)                                 Exercise of Option.  Lilly’s option under this Section 8.2.3 with respect to any Drug Discovery Target shall be exercisable during the Antisense Drug Discovery Term and for so long thereafter (not to exceed [***] as Lilly has an Active Program with respect thereto or to the Drug Discovery Target, provided, however, that such option shall, in any event, expire upon the earliest to occur of (i) [***] days after a Drug Discovery ASO Compound directed to such Drug Discovery Target achieves Candidate Selection or (ii) [***] after the date that a Drug Discovery ASO Compound directed to such Drug Discovery Target was designated a Development Candidate.  Lilly may exercise an option granted pursuant to this Section 8.2.3 by providing written notice to Isis that includes a description of the Drug Discovery Target for which Lilly desires to obtain such exclusive license.  The date that Isis receives such notice shall be deemed the “Section 8.2.3 Exercise Notice Date.”  The exclusive license described above in this Section 8.2.3 shall be deemed granted to Lilly on the Section 8.2.3 Exercise Notice Date and Lilly shall be obligated to make payments to Isis with respect to Drug Discovery ASO Products directed to such Drug Discovery Target in accordance with Section 9.3.4.  If Lilly fails to timely exercise its option under this Section 8.2.3, then thereafter the Drug Discovery Target corresponding to such the Drug Discovery ASO Compound shall be deemed an Abandoned Drug Discovery Target; provided, however, that prior to the expiration of Lilly’s option under this Section 8.2.3 with respect to such Drug Discovery Target, Lilly shall have the right to designate such Drug Discovery Target as a Reserved Target for no more than [***], subject to the provisions of Sections 6.8 and 6.9.

(c)                                  Diligence and Reporting.  In order to maintain any license granted to Lilly under this Section 8.2.3 with respect to a Drug Discovery Target, Lilly must maintain an Active Program on such Drug Discovery Target, and as long as Lilly has an Active Program with respect to a Drug Discovery Target Isis shall not conduct any research on its own or with a Third Party on such Drug Discovery Target or any ASO Compound directed to such Drug Discovery Target.  In the event that the foregoing diligence obligation is not met by Lilly with respect to a Drug Discovery Target or Drug Discovery ASO Compounds directed thereto, the license granted to Lilly under this Section 8.2.3 with respect to such Drug Discovery Target shall terminate.  Lilly shall provide Isis with annual written reports that include a description of the research, development and commercialization activities by Lilly on any Drug Discovery Target and Drug Discovery ASO Compounds related thereto licensed by Lilly under this Section 8.2.3.  Lilly shall provide prompt written notice to Isis when it ceases to have an Active Program on any Drug Discovery Target or Drug Discovery ASO Compounds directed thereto licensed by Lilly pursuant to this Section 8.2.3 and thereafter such license shall terminate.  Within [***] months of such notice from Lilly, or within [***] months of termination of this Agreement by Isis pursuant to Section 13.4 or 13.5, Isis shall provide written notice to Lilly if it desires to develop an ASO Product to such Drug Discovery Target and whether it desires to receive from Lilly summary reports on completed IND-enabling toxicology studies and completed clinical trials for the ASO Compound related to such Drug Discovery Target.  Lilly shall provide such summary reports promptly after receiving such notice from Isis.  If Isis fails to provide such notice within such [***] month period Lilly shall have no obligation to provide such summary reports to Isis.  For purposes of clarity, if Isis fails to requests such summary reports from Lilly for a Drug Discovery Target or Drug Discovery ASO Compounds the license to which is terminated as described above in this Section 8.2.3(c), Isis may develop an Isis Drug Discovery ASO Product to such Drug Discovery Target, subject to the Lilly Right of First Negotiation under Section 8.3 and other applicable terms of this Agreement.

8.3                                                         Lilly’s Right of First Negotiation.  Isis hereby grants to Lilly a right of first negotiation (the “Lilly Right of First Negotiation”) to obtain from Isis an exclusive, worldwide, license under the Isis Collaboration Technology and the Isis Technology regarding (a) Isis Products directed to Abandoned Drug Discovery Targets, Exclusive Targets, Lilly-Blocked Targets (subject to Section 6.2.2) or Accepted Validation Targets that (i) Isis elects to partner or develop or commercialize in collaboration with a Third Party or (ii) are developed by Isis and achieve Phase III Study Initiation.  The Lilly Right of First Negotiation shall be exercisable by Lilly during the term of this Agreement and shall operate as follows:

8.3.1                        Isis shall promptly notify Lilly in writing (the “Isis Notification”) of (i) its intention to negotiate with or seek a collaborator for the commercialization of any Isis Product directed to an Abandoned Drug Discovery Target or Accepted Validation Target or any Isis Reagent ASO Products and/or (ii) when any Isis Product directed to an Abandoned Drug Discovery Target, Exclusive Targets, Lilly-Blocked Targets or Accepted Validation Target achieves Phase III Study Initiation.  The Isis Notification shall include a description of the Isis Product that includes summaries of preclinical, toxicological and available clinical data and patent information of the level of detail included in a Clinical Investigators Brochure and, for Isis Products that achieve Phase III Study Initiation, a written report setting out the Phase II Clinical Trial Protocol and the Clinical Investigative Brochure for the Phase III Clinical Trials, in order to permit Lilly to evaluate its interest in exercising its rights under this Section 8.3.  All information contained in the Isis Notification shall be considered Confidential Information of Isis and subject to Article 10 and shall be used by Lilly solely for the purpose of evaluating its interest in exercising its rights under this Section 8.3.

8.3.2                        Lilly shall notify Isis within [***] days after receipt of the Isis Notification (the “Lilly Response Period”), indicating its interest, if any, in initiating discussions regarding an agreement with Isis with respect to the commercialization of such Isis Product.

8.3.3                        In the event that Lilly notifies Isis prior to the termination of the Lilly Response Period that it has an interest in the commercialization of such Isis Product (a “Lilly Expression of Interest”), then the Parties shall negotiate exclusively in good faith reasonable terms that are intended to form the basis of a final agreement for a period of up to the longer of (i) [***] days from the date of Isis’s receipt of the Lilly Expression of Interest or (ii) [***] days from the Isis Notification.

8.3.4                        In the event that (i) Lilly fails to notify Isis prior to the termination of the Lilly Response Period, or (ii) Lilly notifies Isis prior to the termination of the Lilly Response Period that it has no interest in collaborating with Isis in the commercialization of such Isis Product, or (iii) the Parties fail to reach agreement on the terms that are intended to form the basis of a final agreement within [***] days of the Isis Notification, or (iv) the Parties fail to reach a final agreement within [***] days following the date on which the Parties reach agreement on the terms that are intended to form the basis of a final agreement, then Isis shall thereafter be free to develop such Isis Product on its own or to initiate discussions with potential alternative partners with respect to the commercialization of such Isis Product; provided, however, that in the event Isis enters into discussions with alternative partner the following provisions shall apply:

(a)                                  [***]  For the purpose of calculating net present value under this Section 8.3.4 the following timing definitions will apply:

(i)                                     [***] and

(ii)                                  [***] and

(b)                                 [***]

8.3.5                        Isis shall disclose the terms of any such proposed Third Party agreement terms to Lilly, and in the event that Lilly disputes that such terms meet the requirements of this Section 8.3, then an independent Third Party with the requisite expertise, selected by the Parties, shall make such determination.  The expense of such independent Third Party shall be shared equally by the Parties.  In the event that any Third Party terms include non-monetary consideration (e.g., licensing of patent rights), then such independent Third Party shall value such non-monetary consideration as well as any other terms offered by such Third Party and decide whether as a whole the Third Party offer exceeds the Lilly offer as set forth above.

8.3.6                        If a Third Party offer for the Isis Product exceeds the Lilly offer by the guidelines outlined in Section 8.3.4 and is accepted by Isis, Lilly shall receive from Isis the milestones and running royalty that would be owed by Isis to Lilly under Section 9.6.

8.3.7                        In the event that Lilly provides Isis with a timely offer of terms, pursuant to Section 8.3.3 (the “Lilly Offered Terms”), but Isis does not enter into an agreement with Lilly or reach a mutually agreed-upon term sheet that represents a firm commitment from a Third Party approved by an officer of the company of such Third Party with respect to the commercialization of such ASO Product pursuant to the provisions of Section 8.3.4 within [***] months of the receipt by Isis of the Lilly Offered Terms, then the Lilly Right of First Negotiation with respect to such ASO Product shall be revived.

8.3.8                        For each of the [***] Abandoned Drug Discovery Targets listed in Schedule 6.7.1 of this Agreement, the Lilly Right of First Negotiation shall not be applicable for a period of [***] months from the Second Restatement Date.  All other terms and conditions of this Agreement with respect to any Abandoned Drug Discovery Target shall remain in effect.  If Isis fails to enter into an agreement with a Third Party whereby Isis exclusively licenses the Isis right to commercialize ASO Products directed to any such Abandoned Drug Discovery Target listed in Schedule 6.7.1 of this Agreement within [***] months from the Second Restatement Date, the Lilly Right of First Negotiation and all other terms of this Section 8.3, other than this Section 8.3.8, shall immediately become effective and applicable to any such unlicensed Abandoned Drug Discovery Targets.

8.4                                                         Licenses to Isis.

8.4.1                        Research Licenses.  Subject to the terms and conditions of this Agreement, Lilly hereby grants to Isis:

(a)                                  a co-exclusive (with Lilly), nonsublicensable, royalty free license during the Collaboration Term under the Lilly Collaboration Technology solely to the extent necessary or appropriate to carry out Isis’ responsibilities under the Collaborative Research Plan;

(b)                                 an exclusive, nonsublicensable, royalty-free license under the Lilly Collaboration Technology in the ASO Field in the Territory to conduct research outside the course of the Collaboration; provided, however, that such license shall automatically terminate for any particular Lilly Collaboration Patent Right that covers a Reagent ASO Product, Validation ASO Product, or Drug Discovery ASO Product upon the licensing of the related Reagent Target, Validation Target or Drug Discovery Target by Lilly under Sections 8.2.1, 8.2.2 or 8.2.3.

8.4.2                        Product Licenses.  Subject to the terms and conditions of this Agreement, Lilly hereby grants to Isis an exclusive, royalty-bearing license, including the right to sublicense, under Lilly Collaboration Technology to develop, make, have made, use, import, offer for sale and sell Isis Validation ASO Products and Isis Drug Discovery ASO Products in the Territory.  Isis shall provide Lilly with annual written reports that include a description of the research, development and commercialization activities by Isis on any Isis Validation ASO Products or Isis Drug Discovery ASO Products licensed by Isis under this Section 8.4.2.

8.5                                                         Isis Option to License Lilly Non-Collaboration ASO Patent Rights.  Subject to the terms and conditions of this Agreement, including this Section 8.5, [***]. During the Reagent Provision Term plus [***] years thereafter Isis may acquire the Isis Option with respect to any such Reagent Target as set forth below:

(i)                                     [***].

(ii)                                  [***]  Isis shall be limited as to the number of Reagent Targets with respect to which it may make such inquiries as follows:

(1)                                  Until the expiration of [***] months after the Effective Date, Isis may not make any such inquiries;

(2)                                  During the [***] months following the period described in Section 8.5(ii)(1), Isis may inquire on the status of up to [***]. Reagent Targets;

(3)                                  During the [***] months following the period described in Section 8.5(ii)(2), Isis may inquire on the status of up to [***].  Reagent Targets; and

(4)                                  During the [***] months following the period described in Section 8.5(ii)(3) and during each successive twelve [***] month period thereafter until the expiration of the [***] year following expiration of the Reagent Provision Term, Isis may inquire on the status of up to [***] Reagent Targets per [***] month period.

Isis may make such inquiries under this Section 8.5(ii) no more than [***] times per year; provided, however, [***].  Within five (5) days of receipt of any such notice from Isis under this Section 8.5(ii), the Third Party Reviewer shall notify Isis in writing whether such Reagent Target is an Excluded Reagent Target.

(iii)                               On or after such time as any Reagent Target validated and functionalized by Isis in its own internal drug discovery programs has reached [***].

(iv)                              Isis may exercise each Isis Option granted under Section 8.5(iii) at any time following such grant during the Reagent Provision Term plus [***] years upon written notice to Lilly.  Any license granted to Isis pursuant to exercise of an Isis Option under this Section 8.5 shall be royalty-bearing in accordance with Section 9.6.1 hereof.

(v)                                 Isis shall provide Lilly with annual written reports that include a description of the research, development and commercialization activities by Isis on any Isis Validation ASO Products or Isis Non-Collaboration ASO Products licensed by Isis under this Section 8.5.

8.6                                                         No Implied Licenses.  Except as expressly provided otherwise herein, neither Party hereto will be deemed by this Agreement to have been granted any license or other rights to the other Party’s intellectual property rights including any Third Party patent rights.

8.7                                                         [DELETED].

8.8                                                         [DELETED].

8.9                                                         Manufacturing Improvements.  During the first [***] years of the term of this Agreement, the Parties will meet at least annually to review Manufacturing Improvements developed by either of the Parties outside of the course of the Collaboration. [***].

8.9.1                        The entire right, title, and interest in and to all Manufacturing Improvements developed or invented solely by employees or consultants of Lilly during the term of this Agreement will be the sole and exclusive property of Lilly.  [***].

8.9.2                        The entire right, title, and interest in and to all Manufacturing Improvements developed or invented solely by employees or consultants of Isis during the term of this Agreement will be the sole and exclusive property of Isis.  [***].

8.9.3                        The entire right, title, and interest in and to all Manufacturing Improvements developed or invented jointly by employees or consultants of Isis and Lilly during the term of this Agreement will be the joint property of Isis and Lilly.  Each Party will have an undivided joint ownership interest in such Manufacturing Improvements, and may license its rights under such Manufacturing Improvements for its own account and without the consent of the other Party, subject to the licenses granted to Lilly under Sections 8.1 and 8.2.

8.10                                                   Negative Covenant of Isis.  Isis hereby agrees that, for so long as a particular Validation Target or Drug Discovery Target is subject to restrictions on Isis’ use of such Target outside the Collaboration pursuant to Section 5.3, 5.5, 5.6, 5.8, 6.2.3 or 6.8, as applicable, or is subject to an exclusive license granted to Lilly under Section 8.2.2, 8.2.3, 8.3, 8.11 or 8.12 Isis shall not [***].  Upon mutual written agreement of the Parties during the Extended Collaboration Term, the Target Validation Program and/or Antisense Drug Discovery Program, as applicable, may be expanded to include activities directed to [***].

8.11                                                   STAT3 License Grant.

8.11.1                  Subject to the terms and conditions of this Agreement, Isis hereby grants to Lilly an exclusive, royalty-bearing license, including the right to sublicense, under the Isis Collaboration Technology and the Isis Technology to develop, make, use, import, offer for sale and sell ASO Products containing one or more ASO Compounds directed to the Target known as STAT3 (the “STAT3 Target”) in the Territory.  Effective as of the Second Restatement Execution Date, the STAT3 Target shall be deemed a [***] licensed by Lilly under Section 8.2.3(b) and subject to all applicable terms of this Agreement, except as otherwise expressly permitted in this Agreement.

8.11.2                  Notwithstanding anything to the contrary in Section 9.3.4(a) of this Agreement, [***] license fee shall be payable by Lilly to Isis for the license granted to Lilly under Section 8.11.1.

8.11.3                  In addition to any milestone payments payable by Lilly to Isis under Section 9.3.4(b), and subject to all other terms and conditions thereof, Lilly will pay to Isis a milestone payment in the amount of [***] within thirty (30) days after achievement of Candidate Selection for the first Drug Discovery ASO Compound being developed as a Drug Discovery ASO Product that is directed to the STAT3 Target.

8.11.4                  If a Drug Discovery ASO Compound being developed as a Drug Discovery ASO Product that is directed to the STAT3 Target does not achieve [***] on or before [***] (the “STAT3 [***] Target Date”), the license granted to Lilly under Section 8.11.1 shall terminate; provided, however, that if such [***] will not be achieved by the STAT3 Candidate Selection Target Date due to scientific or regulatory issues, including but not limited to: [***], Lilly shall so inform Isis before the STAT3 [***] Target Date and the license granted to Lilly under Section 8.11.1 shall not terminate.  The Executive Committee shall thereafter promptly determine (i) a course of action including a detailed timetable of activities required to resolve such scientific or regulatory issue and (ii) an appropriate extension of time for STAT3 Candidate Selection Target Date.  This Agreement shall be amended to reflect the determination of the Executive Committee with regard to the extension of the STAT3 Candidate Selection Target Date.

8.11.5                  In addition to any extension of the STAT3 [***] Target Date under Section 8.11.6, Lilly shall have the option of extending the STAT3 [***] Target Date for up to [***] consecutive [***] day periods by paying Isis [***] for each such [***] day period.  All such fees shall be fully creditable against any payment later due from Lilly under Section 8.11.3 and Section 8.11.6.  Lilly may exercise each such option under this Section 8.11.5 by providing written notice to Isis before the STAT3 [***] Target Date or the expiration of any extensions thereof under Section 8.11.4 or this Section 8.11.5.  Any fee that becomes payable by Lilly to Isis under this Section 8.11.5 shall be paid by Lilly within [***] days of the written notice provided to Isis under this Section 8.11.5.

8.11.6                  Lilly shall have the right to eliminate the requirement to achieve Candidate Selection for the first Drug Discovery ASO Compound being developed as a Drug Discovery ASO Product that is directed to the STAT3 Target by the STAT3 [***] Target Date or any extension thereof by providing written notice to Isis and paying Isis the amount that would otherwise become payable to Isis under Section 8.11.3 as if the first Drug Discovery ASO Compound being developed as a Drug Discovery ASO Product that is directed to the STAT3 Target achieved [***]. Such amount shall be paid by Lilly within [***] days of the written notice provided to Isis under this Section 8.11.5. Any payment made by Lilly to Isis under this Section 8.11.6 shall be fully creditable against the milestone payment that becomes payable by Lilly to Isis under Section 8.11.3.

8.11.7                  Isis shall allow Lilly to conduct reasonable due diligence (e.g., intellectual property, regulatory and scientific due diligence) on the STAT3 Target and the STAT3 ASO Compound following the Second Restatement Effective Date.

8.12                                                   Target Option

8.12.1                  Subject to the terms and conditions of this Agreement, and in addition to the options granted in Section 8.2 of this Agreement, Isis hereby grants to Lilly the right to obtain up to [***] exclusive options, on a Target-by-Target basis, to obtain an exclusive, royalty-bearing license, under (i) the Isis Collaboration Technology and the Isis Technology and (ii) the Isis Special Technology (subject to 8.12.4), to develop, make, use, import, offer for sale and sell ASO Products containing one or more ASO Compounds directed to the applicable Target in the Territory.

8.12.2                  Lilly’s may obtain one or more options under Section 8.12 for a period of [***] years after the expiration of Initial Collaboration Term.  Lilly may inquire of Isis whether an option is available under this Section 8.12 by providing written notice to an Isis designee (the “Isis Designee”) that includes a description of up to [***] Targets for which Lilly may desire to obtain such option (the “Section 8.12.2 Option Notice”).  The date that the Isis Designee receives such notice shall be deemed the “Section 8.12.2 Option Notice Date.”  Within ten (10)

business days following the Section 8.12.3 Option Notice Date for a particular Target, the Isis Designee will determine whether or not Isis has [***].  Within twenty (20) business days following the Section 8.12.2 Option Notice Date, but no sooner than of (10) business days thereafter, Lilly shall contact the Isis Designee and identify which of the [***] Targets described in the Section 8.12.2 Option Notice(each a “Potential Optioned Target”) Lilly desires to obtain an option on under Section 8.12.  If Isis has not [***] as of the Section 8.12.2 Option Notice Date, then any such Potential Optioned Target shall be deemed an “Optioned Target” as of the Section 8.12.2 Option Notice Date.  Each Party shall confirm the identity of each Optioned Target by written notice to the other Party.  The Isis Designee shall be an attorney in the Isis legal department or outside counsel representing Isis and shall sign a confidentiality agreement whereby such Isis Designee shall be obligated not to disclose to any other person or Party or to use for any purpose other than the purpose of providing notice to Lilly under this Section 8.12.2, all information provided by Lilly in its written notice to Isis under this Section 8.12.2.

8.12.3                  An option obtained by Lilly under this Section 8.12 shall be exercisable only during a period of [***] for all other Optioned Targets.  During such option period Isis shall allow Lilly to conduct intellectual property due diligence on Patent Rights (if any) that Isis has filed on such Optioned Target or ASO compounds directed thereto.  Lilly may exercise an option granted pursuant to this Section 8.12 by providing written notice to Isis that includes a description of the Optioned Target for which Lilly desires to obtain the exclusive license described in Section 8.12.1.  The date that Isis receives such notice shall be deemed the “Section 8.12 Exercise Notice Date.”  The exclusive license described above in this Section 8.12 shall be deemed granted to Lilly on the Section 8.12 Exercise Notice Date.  Any Target licensed by Lilly pursuant to this Section 8.12 shall be deemed a [***] licensed by Lilly under Section 8.2.3(b) and thereafter subject to all of the applicable terms of this Agreement; provided, however, notwithstanding anything to the contrary in Section 9.3.4(a) of this Agreement, the license fee payable by Lilly to Isis for a license granted to Lilly under Section 8.12 shall be [***].  Any option granted to Lilly under this Section 8.12 that is not exercised in accordance with Section 8.12.3 shall count against the [***] options that Lilly has a right to obtain under Section 8.12.1.  Any license granted pursuant to the exercise of an option under this Section 8.12.3 by Lilly shall be sublicensable by Lilly solely in connection with the grant of a license to develop, make, use, import, offer for sale and sell an ASO Product discovered and optimized by Isis and/or Lilly directed to the applicable Optioned Target.

8.12.4                  Isis Special Technology shall only be included in the license granted to Lilly pursuant to Section 8.12 if Lilly and Isis negotiate an agreement to license such Isis Special Technology as follows:

(a)                                  If Isis would have no financial obligations to a Third Party arising from the grant to Lilly and/or the practice by Lilly, its Affiliates, or Sublicensees, of the Isis Special Technology then any such agreement between Isis and Lilly under this Section 8.12.4 shall include terms providing that for the development and sale by Lilly of an ASO Product directed to an Optioned Target licensed by Lilly under this Section 8.12, [***].

(b)                                 If Isis would have financial obligations to a Third Party arising from the grant to Lilly and/or the practice by Lilly, its Affiliates, or Sublicensees, of the Isis

Special Technology then any such agreement between Isis and Lilly under this Section 8.12.4 shall include terms providing that [***].

(c)                                  In addition to Section 8.12.4(a) and Section 8.12.4(b), as applicable:

(i)                                     Lilly will compensate Isis for an [***]; and

(ii)                                  if Isis’ access to such Isis Special Technology is limited to [***]; and

(iii)                               Lilly will abide by all of the terms of the agreement with a Third Party under which Isis has obtained Control of such Isis Special Technology.

(d)                                 Notwithstanding anything to the contrary in this Section 8.12.4, any agreement negotiated between Isis and Lilly under this Section 8.12.4 shall contain terms that are [***].  The terms of Section 9.5 (Access to Third Party Rights) will not apply to any Isis Special Technology licensed to Lilly under this Section 8.12.

ARTICLE 9

PAYMENTS AND ACCOUNTING

9.1                                                         Collaboration Funding.  The Collaboration Funds shall be applied by Isis solely towards the Collaboration and in accordance with the Collaborative Research Plan.  All remaining Collaboration Funds as of the end of the Initial Collaboration Term shall be used to fund Isis Collaboration FTEs during the Extended Collaboration Term for those activities set forth in the Collaborative Research Plan, or as otherwise agreed upon in writing by the Parties, and for no other purpose.  Notwithstanding anything to the contrary in the Agreement or the Collaborative Research Plan, all Collaboration Funds designated in the Collaborative Research Plan to fund [***]. Isis shall be reimbursed from the Collaboration Funds for [***] Isis Collaboration FTEs dedicated to the [***] for the period of [***] as provided under the Collaborative Research Plan; provided, however, that an equivalent number of Isis Collaboration FTEs shall be dedicated to research on the Abandoned Drug Discovery Targets listed in Schedule 6.7.1 through the end of the Initial Collaboration Term.  Research and development conducted by Isis through the end of the Initial Collaboration Term on such on Abandoned Drug Discovery Targets shall be [***].  At Lilly’s request, Isis shall provide Lilly semiannual written reports on the research and development of the Abandoned Drug Discovery Targets listed in Schedule 6.7.1 and any Isis Internal Programs in the area of [***] for a period that is the longer of [***].

9.1.1                        Collaboration FTEs.  Isis shall maintain complete and accurate records of all monies expended by it for research under the Collaboration and the Collaboration FTEs applied in the course of the Collaboration.  During the Extended Collaboration Term, Isis will be obligated to report to Lilly only the number of Collaboration FTEs dedicated to work on the Collaboration for the previous Calendar Quarter.

9.1.2                        [DELETED]

9.1.3          [DELETED]

9.1.4          Audits.  If a Party desires to audit the other Party’s records regarding Collaboration Funds and Collaboration FTEs, it shall utilize the independent, certified public accountant of the other Party to examine such records.  Such accountant shall be instructed to provide the Party desiring the audit a report on the findings of the agreed upon procedures which verifies any previous report made or payment submitted by the audited Party during such period.  The expense of such audit shall be borne by the auditing Party; provided, however, that if an error in favor of the auditing Party of more than the greater of [***] of the amount reported or paid or [***] is discovered, then such expenses shall be paid by the audited Party.  Any information received by a Party pursuant to this Section 9.1.4 shall be deemed to be the Confidential Information of the other Party.  This right to audit shall remain during the Collaboration Term and for a period of [***] years thereafter, but no more often than [***] per year.

9.1.5          [DELETED]

9.1.6          [DELETED]

9.1.7          [DELETED]

9.1.8          Payment of Royalty Reduction Fee.  Lilly paid to Isis [***] within thirty (30) days after the Restatement Date, which payment shall be applied to reduce the royalty rate payable under this Agreement with respect to a Drug Discovery ASO Product directed to the Drug Discovery Target known as [***].

9.2                   Technology Access Fee.

9.2.1          If Lilly is conducting any research, development or commercialization activities relating to any Lilly Product as of the [***] anniversary of the Effective Date, Lilly shall commence making the first of [***] equal installments of the Technology Access Fee to Isis.  For a period of [***] years thereafter, if Lilly continues to conducting any research, development or commercialization activities relating to any Lilly Product as of each anniversary of the Effective Date then Lilly shall pay the next installment of the Technology Access Fee. Technology Access Fee installments shall be paid by Lilly within [***] days after the [***] anniversary of the Effective Date and each anniversary date thereafter until a total [***] such Technology Access Fee installments have been made by Lilly.  The total amount of each such Technology Access Fee installment shall be calculated by:

(a)           subtracting from the Collaboration Funds both:

(i)            [***]; and

(ii)           [***]; and

(b)           [***] pursuant to this Section 9.2.

9.2.2          As of the Second Restatement Execution Date the Parties acknowledge and agree that the total amount of the Technology Access Fee and each installment thereof that shall be payable by Lilly is zero.

9.2.3          Capitalized terms used in Section 9.2.1 and Section 9.2.2 that are not defined in this Agreement shall have the meanings set forth in the Loan Agreement.

9.2.4          Credits Against Technology Access Fee.  [***].

9.3                   License, Milestone and Royalty Payments - Lilly.

9.3.1          Reagent Non-ASO Products.

(a)           Milestone Payments.  Lilly will pay to Isis the following milestone payments for a Reagent Non-ASO Product within [***] days after achievement of each of the following events in the first Major Market Country; provided, however, that no milestone payment shall be due or owing for any Reagent Non-ASO Compound being developed as a Reagent ASO Product that has as its site of activity the same Target that is the site of activity of any Lilly Product with respect to which such milestone payment has already been paid:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]

Lilly shall be obligated to pay milestone payments with respect to a Reagent Non-ASO Compound under this Section 9.3.1 only if such Reagent Non-ASO Compound achieves Program Sanction Approval within [***] years of the date that Lilly performs the Lilly First Pass In Vitro Assay with respect to the related Reagent ASO Compound delivered to Lilly by Isis under this Agreement that is directed to the same Target as such Reagent Non-ASO Compound, as reasonably evidenced by Lilly’s laboratory notebooks or other scientific records.

(b)           Royalties.  Lilly will pay to Isis [***] on the annual Net Sales of a Reagent Non-ASO Product on a country-by-country basis from the date of the First Commercial Sale in each such country of a Reagent Non-ASO Product until the expiration of the last to expire Isis Blocking Patent Right licensed by Lilly under Section 8.2.1 that includes a Valid Claim that Covers such Reagent Non-ASO Product.

9.3.2          Validation Non-ASO Products and Drug Discovery Non-ASO Products.

(a)           Milestone Payments.  Lilly will pay to Isis the following milestone payments for a Validation Non-ASO Product or Drug Discovery Non-ASO Product

within thirty (30) days after achievement of each of the following events in the first Major Market Country; provided, however, that no milestone payment shall be due or owing for any Validation Non-ASO Compound being developed as a Validation Non-ASO Product or Drug Discovery Non-ASO Compound being developed as a Drug Discovery Non-ASO Product that has as its site of activity the same Target that is the site of activity of any Lilly Product with respect to which such milestone payment has already been paid:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Lilly shall be obligated to make only those milestone payments for the events listed above in this Section 9.3.2 that occur after the Validation Target or Drug Discovery Target that is targeted by the Validation Non-ASO Compound being developed as a Validation Non-ASO Product or Drug Discovery Non-ASO Compound being developed as a Drug Discovery Non-ASO Product is designated [***].

Lilly shall be obligated to pay milestone payments with respect to a Validation Non-ASO Compound being developed as a Validation Non-ASO Product or Drug Discovery Non-ASO Compound being developed as a Drug Discovery Non-ASO Product under this Section 9.3.2 only if such Validation Non-ASO Compound or Drug Discovery Non-ASO Compound achieves Program Sanction Approval within [***] years and [***] months of the date that the related Validation ASO Compound or Drug Discovery ASO Compound that is directed to the same Target as the Validation Non-ASO Compound or Drug Discovery Non-ASO Compound is delivered to Lilly or the Collaboration for use thereunder, as applicable.

(b)           Royalties.  Lilly will pay the following royalties to Isis on a country-by-country basis from the date of the First Commercial Sale in each such country of a Validation Non-ASO Product or Drug Discovery Non-ASO Product:

(i)            [***] on the annual Net Sales of Validation Non-ASO Product or Drug Discovery Non-ASO Product for a period of [***] years if there is no Isis Collaboration Patent Right or Isis Patent Right that includes a Valid Claim that Covers such Validation Non-ASO Product or Drug Discovery Non-ASO Product; provided, however, that no royalty payment shall be owed by Lilly under this Section 9.3.2(b) for a Validation Non-ASO Product or Drug Discovery Non-ASO Product that is [***] or

(ii)           [***] on the annual Net Sales of a Validation Non-ASO Product or Drug Discovery Non-ASO Product until the expiration of the last to expire Isis

Collaboration Patent Right or Isis Patent Right that includes a Valid Claim that Covers such Validation Non-ASO Product or Drug Discovery Non-ASO Product.

9.3.3          Reagent ASO Products and Validation ASO Products.

(a)           License Fees.  In the event that Lilly exercises its option to license a Reagent Target or a Validation Target in accordance with Section 8.2.2, Lilly shall pay Isis a one time license fee of [***] within [***] days after the Section 8.2.2 Exercise Notice Date for each such licensed Reagent Target or Validation Target.

(b)           Milestone Payments.  Lilly will pay to Isis the following milestone payments for a Reagent ASO Compound being developed as a Reagent ASO Product or a Validation ASO Compound being developed as a Validation ASO Product within thirty (30) days after achievement of each of the following events in the first Major Market Country; provided, however, that no milestone payment shall be due or owing for any Reagent ASO Compound or a Validation ASO Compound that has as its site of activity the same Target that is the site of activity of any Lilly Product with respect to which such milestone payment has already been paid:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Provided, however, that with respect to any Combination Product that contains more than one (1) Reagent ASO Compound and/or Validation ASO Compound, Lilly shall be obligated to the milestones set forth in the foregoing table for Phase III Study Initiation, Registration and First Commercial Sale only once for such Combination Product.

(c)           Royalties.  Lilly will pay to Isis the following royalties on a country-by-country basis from the date of the First Commercial Sale in each such country of a Reagent ASO Product or a Validation ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Isis Patent Right that includes a Valid Claim that Covers such Reagent ASO Product or Validation ASO Product, as applicable:

Worldwide Annual Sales of the Product	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]

Provided, however, that the royalty rate payable by Lilly under this Section 9.3.3(c) shall be increased by the amount of any pass through royalties payable by Isis to a Third Party on Lilly’s sale of such Reagent ASO Product or Validation ASO Product but in no event shall the royalty rate payable by Lilly under this Section be increased to amount greater than [***].

9.3.4          Drug Discovery ASO Products.

(a)           License Fees.  In the event that Lilly exercises an option to license a Drug Discovery ASO Target in accordance with Section 8.2.3, Lilly shall pay the following applicable one-time license fee [***] days after the Section 8.2.3 Exercise Notice Date for each such Drug Discovery ASO Target:

Drug Discovery ASO Target	License Fee
[***]	[***]
[***]	[***]
[***]	[***]

(b)           Milestone Payments.  Lilly will pay to Isis the following milestone payments for a Drug Discovery ASO Compound being developed as a Drug Discovery ASO Product within [***] days after achievement of each of the following events in the first Major Market Country; provided, however, that no milestone payment shall be due or owing for any Drug Discovery ASO Compound that has as its site of activity the same Target that is the site of activity of any Drug Discovery ASO Product with respect to which such milestone payment has already been paid:

MILESTONE PAYMENT

Milestone Event	Stage 1 Drug Discovery Target	Stage 2 Drug Discovery Target	Stage 3 Drug Discovery Target
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Provided, however, that with respect to any Combination Product that contains more than one (1) Drug Discovery ASO Compound, Lilly shall be obligated to the milestones set forth in the foregoing table for Phase III Study Initiation, Registration and First Commercial Sale only once for such Combination Product.

(c)           Royalties.  Subject to Section 9.4, Lilly will pay to Isis the following royalties on a country-by-country basis from the date of the First Commercial Sale in each such country of a Drug Discovery ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Isis Patent Right that includes a Valid Claim that Covers such Drug Discovery ASO Product:

Royalty Rates

Worldwide Annual Net Sales of the Product	Stage 1 Drug Discovery Target	Stage 2 Drug Discovery Target	Stage 3 Drug Discovery Target
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

9.3.5          Lilly Sublicensing Obligations.  In the event that Lilly elects to sublicense its rights to a Reagent ASO Compound, a Drug Discovery ASO Product or a Validation ASO Product, as permitted by this Agreement, Lilly shall be obligated to pay to Isis, at Lilly’s option, either (i) [***] of any and all Sublicense Income received by Lilly pursuant to a sublicense agreement entered into by Lilly with respect to such Reagent ASO Compound, a Drug Discovery ASO Product or a Validation ASO Product or (ii) any payments as set forth in this Article 9 that would be owed by Lilly if Lilly were selling such Reagent ASO Product, Drug Discovery ASO Product or Validation ASO Product; provided, however, [***].

9.3.6          [***] Payments.

(a)           Milestone Payments.  For any Validation ASO Product or Drug Discovery ASO Product developed by Lilly that is directed to [***] (and in addition to the milestone payments specified in Section 9.3.3(b) and Section 9.3.4(b) of the Agreement, as applicable) Lilly shall pay to Isis the applicable milestone payments payable by Isis to [***] under the [***] Agreement for an “Isis Antisense Product” (as defined in the [***] Agreement) directed to [***].  Such milestone payments are set forth in Schedule 9.4.3 of this Agreement.  Lilly shall pay each such milestone payment to Isis only if Isis remains obligated to pay such to [***] under the [***] Agreement at the time the applicable milestone is achieved.

(b)           [***] Royalties. The royalty rates specified in Sections 9.3.3(c) and Section 9.3.4(c) of the Agreement for Validation ASO Products or Drug Discovery ASO Products directed to [***] shall be increased by [***] in view of the pass through royalties of the same amount payable by Isis to [***] under the [***] Agreement for an “Isis Antisense Product” directed [***].  Lilly shall pay such pass through royalty to Isis for so long as such royalty is payable by Isis to [***] under the [***] Agreement. As of the date of this letter, such royalty payment is payable by Isis to [***] for a period of [***] years following the “First Commercial Sale” in a “Major Country” of the first “Isis Antisense Product” directed to [***]. For a second or subsequent “Isis Antisense Product” directed to [***], royalties are payable by Isis in a “Major Country” only during the [***] year period initiated by the “First Commercial Sale” of the first such “Isis Antisense Product”. For the purposes of this paragraph, the terms “Isis Antisense Product”, “First Commercial Sale”, and “Major Country” have the meanings set forth in the [***] Agreement.

(c)           [***] Non-ASO Products.  Lilly shall not be obligated to pay any milestone or royalty payments to Isis under the Agreement, including Sections 9.3.1 or 9.3.2 thereof, for any Reagent Non-ASO Product, Validation Non-ASO Product or Drug Discovery Non-ASO Product directed to the target known as [***].

9.4                   Pass Through Royalties.  [***].

9.4.1          [***].

9.4.2          [***]

9.4.3          [***]

9.4.4          [***]

9.4.5          Royalty Reduction.  In addition to those rights specified in Section 9.4.2, Lilly shall have the right to reduce the royalty rate for any present or future Lilly ASO Product payable to Isis under this Agreement by [***] by paying Isis [***] on or before [***].  The applicable Lilly ASO Product shall be designated by Lilly at any time during the term of this Agreement.

9.5                   Access to Third Party Rights.

9.5.1          Third Party Licenses.  If, after the Effective Date access to a Third Party’s intellectual property rights becomes necessary to make, use, import, or offer to sell, or sell a Reagent ASO Product, Validation ASO Product or Drug Discovery ASO Product in the Territory, Lilly shall have the right to acquire such access.  [***] of the acquisition cost paid by Lilly (i.e., all consideration paid by Lilly in connection with such acquisition including, without limitation up-front payments, milestones payments and royalties) shall be credited against future royalties owed to Isis by Lilly under this Agreement for a Reagent ASO Product, Validation ASO Product or Drug Discovery ASO Product.  Except as the Parties may otherwise agree in writing, under no circumstance shall Lilly acquisitions of Third Party intellectual property rights under the provisions of this Section 9.5 result in a reduction of Net Royalties payable to Isis under this Agreement by more than [***] percent of the royalty otherwise due to Isis.

9.5.2          Oral Preparation or Formulation Technology.  Any oral preparation or formulation technology that is applicable to Reagent ASO Products, Validation ASO Products or Drug Discovery ASO Products that is obtained by Isis from any Affiliate or Third Party, including [***], shall be made available to Lilly for use at a cost (including royalties, milestones and other payments) that is no greater than the amount payable by Isis to such Third Party.  Any oral preparation or formulation technology developed by Isis during the term of the Agreement that is applicable to Reagent ASO Products, Validation ASO Products or Drug Discovery ASO Products shall be made available to Lilly hereunder as Isis Technology.

9.6                   Payments by Isis.  Subject to the terms and conditions of this Agreement, Isis shall pay to Lilly royalties on a country-by-country basis from the date of the First Commercial Sale of an Isis Product in each such country as follows:

9.6.1          Isis Non-Collaboration ASO Products.  For Isis Non-Collaboration ASO Products, Isis shall pay Lilly [***] on Isis’ annual Net Sales of each Isis Non-Collaboration ASO Product until the expiration of the last to expire Lilly Non-Collaboration ASO Patent Right that includes a Valid Claim that Covers such Isis Non-Collaboration ASO Product;

9.6.2          Isis Validation ASO Products.  For Isis Validation ASO Products, Isis shall pay Lilly [***] on Isis’ annual Net Sales of each Isis Validation ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Lilly Collaboration Patent Right that includes a Valid Claim that Covers such Isis Validation ASO Product; provided, however, that the total royalty payable by Isis with respect to any Isis Product under Sections 9.6.1 and 9.6.2 shall not exceed [***] of Net Sales in the aggregate; and

9.6.3          Isis Drug Discovery ASO Products.  For an Isis Drug Discovery ASO Product that is not directed to a Stage 2 Drug Discovery Target or a Stage 3 Drug Discovery Target, Isis shall pay to Lilly the applicable percentage of Net Sales set forth below for each such Isis Drug Discovery ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Lilly Collaboration Patent Right that includes a Valid Claim that Covers such Isis Drug Discovery ASO Product:

Stage at which Lilly’s license to a Isis Drug Discovery ASO Product was terminated	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

9.6.4          Isis Drug Discovery ASO Products.  For Isis Drug Discovery ASO Products that are directed to Stage 2 Drug Discovery Targets or Stage 3 Drug Discovery Targets, Isis will pay to Lilly the applicable percentage of Net Sales set forth below for each such a Isis Drug Discovery ASO Product until the expiration of the last to expire Isis Collaboration Patent Right or Lilly Collaboration Patent Right that includes a Valid Claim that Covers such Isis Drug Discovery ASO Product:

Stage at which Lilly’s license to a Isis Drug Discovery ASO Product was terminated	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

9.6.5          Lilly Summary Reports.  If Isis elects to receive a summary report from Lilly under Section 8.2.2(c) or 8.2.3(c) with respect to an ASO Compound, Isis shall make the applicable payment set forth below to Lilly with respect to any Isis Reagent ASO Product, Isis Validation Product or Isis Drug Discovery Product based thereon, as applicable within [***] after receipt of such report from Lilly:

(a)           If Isis acquires rights to an Isis Reagent ASO Product, Isis Validation ASO Product or Isis Drug Discovery ASO Product pursuant to Section 8.2.2(c) or 8.2.3(c) prior to completion of IND-enabling toxicology studies, then Isis shall pay Lilly [***];

(b)           If Isis acquires rights to an Isis Reagent ASO Product, Isis Validation ASO Product or Isis Drug Discovery ASO Product pursuant to Section 8.2.2(c) or 8.2.3(c) after completion of IND-enabling toxicology studies but before completion of Phase I Clinical Trials, then Isis shall pay Lilly [***];

(c)           If Isis acquires rights to an Isis Reagent ASO Product, Isis Validation ASO Product or Isis Drug Discovery ASO Product pursuant to Section 8.2.2(c) or

8.2.3(c) after completion of Phase I Clinical Trials but prior to completion of Phase II Clinical Trials, then Isis shall pay Lilly [***]; and

(d)           If Isis acquires rights to an Isis Reagent ASO Product, Isis Validation ASO Product or Isis Drug Discovery ASO Product pursuant to Section 8.2.2(c) or 8.2.3(c) after completion of Phase II Clinical Trials, then Isis shall pay Lilly [***].

9.6.6          ASO Product Competition.  In the event that during the term of this Agreement, Isis develops or commercializes an ASO Product not subject to payment obligations under any other provision of this Section 9.6 that:

(a)           selectively modulates a Target that has [***]; and

(b)           [***].

then Isis shall pay to Lilly royalties on the Net Sales of such ASO Product being developed or commercialized by Isis for such same indication(s) that is equal to [***] of the Net Royalty payable by Lilly to Isis for such competing Lilly ASO Product.

9.7                   Royalty Obligations.  Except as otherwise provided in this Agreement both Parties acknowledge and agree that each is solely responsible for any and all royalty obligations that have accrued or may accrue in the future with respect to any agreements and/or arrangement that such Party may have agreed to prior to the Effective Date.  Except as otherwise provided in this Agreement, any Third Party technology acquired by Isis that is applicable to Reagent ASO Products, Validation ASO Products or Drug Discovery ASO Products shall be made available to Lilly at the cost (including royalties, milestones and other payments) payable by Isis to such Third Party.

9.8                   COPS Protection.  Isis and Lilly agree to discuss in good faith a royalty reduction for any Lilly Product or Isis Product for which the COPS is greater than [***].

9.9                   Compulsory License.  If in any country a Third Party obtains a Compulsory License to sell a Lilly Product or Isis Product, then Lilly or Isis, respectively, shall promptly notify the other Party.  If the royalty rate payable by the grantee of the Compulsory License is less than the then-current royalty rate paid under this Agreement, then the royalty rate, payable under this Agreement with respect to such Lilly Product or Isis Product, as applicable, shall be reduced to such lower rate in the subject country for so long as sales are made pursuant to the Compulsory License; provided, however, [***].

9.10                 Inflation.  The increments of annual Net Sales tiers set forth in Sections 9.3.3(c) and 9.3.4(c) will be adjusted on a Calendar Year basis commencing January 1, 2002 (and on January 1 of each year thereafter during the term of this Agreement) by an amount equal to the percentage change, if any, in the CPI for the preceding year.

9.11                 Accounting Reports; Payment of Royalty.  Each Party (including its Affiliates) and its Sublicensees shall keep complete and accurate books and records which may be necessary to ascertain properly and to verify the payments owed hereunder.  [***]  Each Party will make royalty payments to the other Party for Products sold by such Party, its Affiliates and

Sublicensees during the Calendar Quarter within [***] days of the last day of that Calendar Quarter.  Each royalty payment will be accompanied by a written report for that Calendar Quarter showing the Net Sales of the Products sold by such Party, its Affiliates and Sublicensees worldwide during the quarterly reporting period and the calculation of the royalties payable under this Agreement.

9.12                 Audits.  Upon the written request of a Party (the “Auditing Party”), and not more than once in each Calendar Year, the other Party (the “Audited Party”) will permit the Audited Party’s independent certified public accountant to have access during normal business hours to such of the records of the Audited Party as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for the current year and the preceding two (2) years prior to the date of such request.  The Auditing Party shall submit an audit plan, including audit scope, to the Audited Party for the Audited Party’s approval, which shall not be unreasonably withheld, prior to audit implementation.  The independent certified public accountants shall keep confidential any information obtained during such inspection and shall report to the Auditing Party only the amounts of Net Sales and royalties due and payable.  Upon the expiration of two (2) years following the end of any Calendar Year, the calculation of royalties payable with respect to such year will be binding and conclusive upon the Auditing Party, and the Audited Party and its Affiliates and Sublicensees will be released from any liability or accountability with respect to royalties for such year.  If such accounting firm concludes that additional royalties were owed, or that the Audited Party overpaid royalties, during such period, the Audited Party will pay the additional royalties, or the Auditing Party shall return any overpaid royalties, within ninety (90) days of the date the Auditing Party delivers to the Audited Party such accounting firm’s written report.  The fees charged by such accounting firm will be paid by the Auditing Party unless the additional royalties owed by the Audited Party exceed [***] of the royalties paid for the royalty period subject to the audit, in which case the Audited Party will pay the reasonable fees of the accounting firm.  The Audited Party will include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to the Audited Party, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by a mutually agreed upon independent accountant to the same extent required of the Audited Party under this Agreement.  The Auditing Party will treat all financial information subject to review under this Section 9.12 or under any sublicense agreement in accordance with the confidentiality provisions of this Agreement, and will cause its accounting firm to enter into an acceptable confidentiality agreement with the Audited Party obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

9.13                 Payment.  All payments to a Party under this Agreement will be made in United States Dollars by bank wire transfer in next day available funds to such bank account in the United States designated in writing by the other Party from time to time. Each Party will pay a late payment service charge of [***] per month (or the highest amount allowed by law, if lower than [***]) on all past-due amounts owed by such Party under this Agreement.

9.14                 Income Tax Withholding.  Each Party will be responsible for its own tax liabilities resulting from the payments received from the other Party under this Agreement.  If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article 9, the paying Party will make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article 9.  The paying Party will submit appropriate proof of payment of the withholding taxes to the other Party within a reasonable period of time.

ARTICLE 10

CONFIDENTIALITY

10.1                 Nondisclosure and Nonuse Obligations.  All (i) Confidential Information disclosed by one Party to the other Party hereunder and (ii) Collaboration Know-How will be maintained in confidence and will not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the other Party.

10.2                 Permitted Disclosure of Confidential Information.  Notwithstanding Section 10.1, a Party may disclose Confidential Information of the other Party or Collaboration Know-How as follows:

10.2.1        to appropriate U.S. and/or foreign tax authorities, appropriate patent agencies in order to obtain Patent Rights pursuant to this Agreement, appropriate regulatory authorities to gain approval to conduct clinical trials or to market Lilly Products or Isis Products pursuant to this Agreement, but such disclosure, may be only to the extent reasonably necessary to obtain such Patent Rights or authorizations;

10.2.2        if required by any governmental authority other than under Section 10.2.1, provided that prior to such disclosure, the Party subject to the request for such disclosure (the “Notifying Party”) promptly notifies the other Party of such requirement so that such other Party may seek a protective order or other appropriate remedy; and provided, further, that in the event that no such protective order or other remedy is obtained, or that such other Party waives compliance with this Article 10, the Notifying Party will furnish only that portion of the other Party’s Confidential Information or of the Collaboration Know-How that it is advised by counsel it is legally required to furnish and will exercise all reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded the other Party’s Confidential Information or Collaboration Know-How so furnished.

10.2.3        by a Party to its permitted Sublicensees, agents, consultants, Affiliates and/or other Third Parties for the research and development, manufacturing and/or marketing of Lilly Products or Isis Products (or for such Parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Affiliates and Third Parties agree to be bound by the confidentiality and non-use obligations contained in this Agreement; or

10.2.4        if required to be disclosed by law or court order, provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations.

ARTICLE 11

DISCLAIMERS, REPRESENTATIONS, WARRANTIES AND INDEMNIFICATIONS

11.1                 Isis Representations and Warranties.  Isis represents and warrants to Lilly as follows:

11.1.1        Corporate Existence and Authority.  As of the Effective Date, Isis:  (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the options to license and licenses granted hereunder, (c) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (d) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and (e) has delivered an Agreement that has been duly executed and constitutes a legal, valid, binding obligation of Isis and is enforceable against it in accordance with its terms;

11.1.2        Patents, Prior Art.  As of the Effective Date and to the best of Isis’ knowledge, it has the sufficient legal and/or beneficial title and ownership under the Isis Technology as is necessary to fulfill its obligations under this Agreement and to grant the licenses and options to license to Lilly pursuant to this Agreement.  Isis is not aware of any communications alleging that it has violated or, by conducting its business as currently proposed under this Agreement, would violate any of the intellectual property rights of any Third Party;

11.1.3        Absence of Litigation, Infringement, Misappropriation.  As of the Effective Date and to the best of Isis’ knowledge, there is no pending or threatened litigation (and Isis has not received any communication relating thereto) which alleges that Isis’ activities in the field of Antisense Technology or under this Agreement would infringe or misappropriate any intellectual property rights of any Third Party.  To the best of Isis’ knowledge, there is no material unauthorized use, infringement or misappropriation of any of its intellectual property rights that are the subject of the licenses or options to license granted hereunder;

11.1.4        Full Disclosures.  Isis has provided Lilly with all information that Lilly has requested for deciding the merits of entering into this Agreement and all information reasonably useful or necessary to enable Lilly to make an informed decision regarding entering into this Agreement;

11.1.5        Employee Obligations.  All Isis employees who will conduct research under this Agreement have legal obligations requiring assignment to Isis of all inventions made in the course of and as a result of their association with Isis and obligating the individual to maintain as confidential the Confidential Information of Isis, as well as the Confidential Information of Lilly which Isis may receive;

11.1.6        Compliance with Laws.  In carrying out its work under this Agreement, all Isis work shall be carried out in compliance with any applicable laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted.  Moreover, Isis will carry out all work under the Collaboration in accordance with current Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing Practices, if applicable based on the specific work to be conducted;

11.1.7        No Debarment.  Isis will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to Lilly that none of its employees nor any person providing services to Isis in connection with the Collaboration have been debarred under the provisions of such Act;

11.1.8        Licenses.  Isis has not taken nor will it take any action which would, in Isis’ good faith judgment, interfere with any obligations of Isis set forth in this Agreement, including but not limited to the obligation to grant Lilly the licenses and options to license described in Article 8; and

11.1.9        Target Availability.  Isis agrees not to enter into any collaboration with, or render services for, a Third Party wherein Antisense Technology is applied to Targets in the Collaboration Therapeutic Area of oncology whereby such collaboration or service with or for a Third Party will negatively impact the timely accomplishment of the objectives of the Collaboration.

11.2                 Lilly Representations and Warranties.  Lilly represents and warrants to Isis as follows:

11.2.1        Corporate Existence and Authority.  As of the Effective Date, Lilly:  (a) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (b) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the options to license and licenses granted hereunder, (c) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, (d) has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder, and (e) has delivered an Agreement that has been duly executed and constitutes a legal, valid, binding obligation of Lilly and is enforceable against it in accordance with its terms;

11.2.2        Employee Obligations.  All Lilly personnel who will conduct research under this Agreement have legal obligations requiring assignment to Lilly of all inventions made in the course of and as a result of their association with Lilly and obligating the individual to maintain as confidential the confidential information of Lilly, as well as the confidential information of Isis which Lilly may receive;

11.2.3        Compliance with Laws.  In carrying out its work under this Agreement, all Lilly work shall be carried out in compliance with any applicable laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted.  Moreover, Lilly will carry out all work under the Collaboration in accordance with current Good Laboratory Practices, Good Clinical Practices, Good Manufacturing Practices, if applicable based on the specific work to be conducted;

11.2.4        No Debarment.  Lilly will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to Isis that none of its employees nor any person providing services to Lilly in connection with this Collaboration or this Agreement have been debarred under the provisions of such Act; and

11.2.5        Licenses.  Lilly has not taken nor will it take any action which would, in Lilly’s good faith judgment, interfere with any obligations of Lilly set forth in this Agreement, including but not limited to the obligation to grant Isis the licenses and options to license described in Article 8.

11.3                 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  Without limiting the generality of the foregoing, each Party expressly does not warrant (a) the success of any research undertaken in the course of the Collaboration or (b) the safety for any purpose of the technology it provides hereunder.

11.4                 Responsibility and Control.  Lilly and Isis shall each be solely responsible for the safety of their respective employees, agents, licensees or Sublicensees with respect to efforts employed under this Agreement and each shall hold the other harmless with regard to any liability for damages or personal injuries resulting from acts of its respective employees, agents, licensees or Sublicensees.

11.5                 Isis’ Right to Indemnification.  Lilly shall indemnify each of Isis, its Affiliates, Sublicensees, permitted successors and assigns, and the directors, officers, employees, agents and counsel thereof (the “Isis Indemnitees”), and defend and hold each Isis Indemnitee harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation reasonable attorneys’ fees) (any of the foregoing, “Damages”) incurred by or asserted against any Isis Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, or violation of government regulation but only to the extent arising from or occurring as a result of a claim or demand made by a Third Party (a “Third Party Claim”) against any Isis Indemnitee arising because of: (a) breach of any representation or warranty made by Lilly pursuant to this Article 11; (b) any material breach of this Agreement by Lilly; (c) the manufacture, use, handling, storage, sale or other disposition of a Lilly Product that is sold by Lilly, its Affiliates, agents or Sublicensees; (d) violation of the trade secrets of any Third Party by Lilly; (e) any Third Party Claim that any Lilly Collaboration Technology or Lilly Non-Collaboration ASO Patent Right should not have been disclosed or made available to Isis; (f) a Third Party Claim for payment under the Yale Agreement with respect to the development and/or commercialization by Lilly, its Affiliates and/or Sublicensees of Drug Discovery ASO Products directed to Survivin; provided, however, that such indemnification by Lilly under this Section 11.5(f) shall apply only to Third Party Claims for payment because such Drug Discovery

ASO Product is alleged to be a Licensed Product (as defined in the Yale Agreement) under Section 1.7(i) of the Yale Agreement; or (g) any Third Party Claim that either Party’s use of a Target designated by Lilly for use in the Collaboration infringes the intellectual property rights of such Third Party; except, in each such case in subparagraphs (a) through (g) above, to the extent that such Damages are finally determined to have resulted from the negligence or misconduct of an Isis Indemnitee, or the breach of any representation or warranty under Section 11.1 by Isis.

11.6                 Lilly’s Right to Indemnification.  Isis shall indemnify each of Lilly, its Affiliates, Sublicensees, successors and assigns, and the directors, officers, employees, agents and counsel thereof (the “Lilly Indemnitees”), and defend and hold each Lilly Indemnitee harmless from and against any and all Damages incurred by or asserted against any Lilly Indemnitee of whatever kind or nature, including, without limitation, any claim or liability based upon negligence, warranty, strict liability, violation of government regulation but only to the extent arising from or occurring as a result of a Third Party Claim against any Lilly Indemnitee arising because of: (a) breach of any representation or warranty made by Isis pursuant to this Article 11; (b) any material breach of this Agreement by Isis; (c) the manufacture, use, handling, storage, sale or other disposition of an Isis Product that is sold by Isis, its Affiliates, agents or Sublicensees; (d) violation of the trade secrets of any Third Party by Isis; (e) any Third Party Claim that any Isis Technology or Isis Collaboration Technology should not have been disclosed or made available to Lilly; (f) any Third Party Claim for payments under the Yale Agreement with respect to the development and/or commercialization by Lilly, its Affiliates and/or Sublicensees of Drug Discovery ASO Products directed to Survivin; provided, however, that such indemnification by Isis under this Section 11.6(f) shall apply only to Third Party Claims for payment because such Drug Discovery ASO Product is alleged to be a Licensed Product (as defined in the Yale Agreement) under Section 1.7(ii) of the Yale Agreement as a result of any invention made by Isis using the technology licensed under the Yale Agreement; or (g) any Third Party Claim that either Party’s use of a Target designated by Isis for use in the Collaboration infringes the intellectual property rights of such Third Party; except, in each such case, in subparagraphs (a) through (g) above, to the extent that such Damages are finally determined to have resulted from the negligence or misconduct of a Lilly Indemnitee, or the breach of any representation or warranty under Section 11.2 by Lilly.

11.7                 Indemnification Procedures.  Promptly after a Party entitled to indemnification under Section 11.5 or 11.6 (an “Indemnitee”) receives notice of any pending or threatened claim against it (an “Action”), such Indemnitee shall give written notice to the Party to whom the Indemnitee is entitled to look for indemnification pursuant to Section 11.5 or 11.6, as applicable (the “Indemnifying Party”), of the commencement thereof, provided that the failure so to notify the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnitee hereunder, except to the extent the Indemnifying Party demonstrates that it is prejudiced thereby.  In case any Action that is subject to indemnification under this Article 11, shall be brought against an Indemnitee and it shall give written notice to the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, if it so desires, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee and, after notice from the Indemnifying Party to the Indemnitee of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnitee under this Article 11 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnitee in connection with the defense thereof, other than reasonable costs of investigation.  Notwithstanding an Indemnifying Party’s election to assume the defense of any such Action that is subject to indemnification under this Article 11, the Indemnitee shall have the right to employ separate counsel and to participate in the defense of such Action, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if:  (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such Action include both the Indemnifying Party and the Indemnitee, and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Action on the Indemnitee’s behalf); (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the institution of such Action; or (iv) the Indemnifying Party shall authorize the Indemnitee to employ separate counsel at the Indemnifying Party’s expense.  If an Indemnifying Party assumes the defense of such Action, no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee’s written consent, which consent shall not be unreasonably withheld or delayed, unless (1) there is no finding or admission of any violation of law or any violation of the rights of any other Party and no effect on any other claims that may be made against the Indemnitee and (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

ARTICLE 12

INTELLECTUAL PROPERTY

12.1                 Disclosures and Reports.  During the Collaboration Term, each Party shall promptly disclose to the other in writing all Know-How generated in the course of the Collaboration.  Such disclosure shall be in sufficient detail to permit the other Party to employ such Know-How as provided herein.  Within ninety (90) days after of the expiration of the Collaboration Term, each Party shall provide the other Party with a comprehensive final written report with respect to the Know-How generated by such Party in the course of the Collaboration.

12.2                 Ownership.  Lilly shall own all inventions within the scope of the Collaboration made solely by its employees and Isis shall own all inventions within the scope of the Collaboration made solely by its employees.  All inventions made jointly by employees of Lilly and employees of Isis pursuant to 35 USC 116 within the scope of the Collaboration shall be owned jointly by Isis and Lilly (the “Joint Collaboration Patent Rights”).  All Patent Rights covering any invention made within the scope of the Collaboration shall be owned by the Parties or Party, as the case may be, that own(s) said invention.

12.3                 Patent Filing and Prosecution.  Lilly and Isis shall work closely to ensure that, when appropriate, Patent Rights are obtained for inventions arising in the course of the Collaboration.  Each Party shall use its commercially reasonable efforts in filing and prosecuting Patent Rights claiming inventions arising in the course of the Collaboration under this Section 12.3.  When appropriate, the Parties shall file Collaboration ASO Compound Patent Rights separately from patent applications containing all other claims, including, without limitation, non-ASO Compound composition of matter claims and claims directed to the use of such non-ASO Compound.  Lilly shall not be responsible for reimbursement under Section 12.6 of any of Isis’ external costs of filing, prosecuting, maintaining and extending any Isis Collaboration ASO Compound Patent Right; provided, however, that Lilly shall reimburse [***] of Isis’ external costs of filing, prosecuting, maintaining and extending Isis Collaboration ASO Compound Patent Rights claiming Drug Discovery ASO Compounds and/or the use of Drug Discovery ASO Compounds directed to a Drug Discovery Target until the earlier to occur of the time (i) such Target becomes an Abandoned Drug Discovery Target or otherwise ceases to be a Drug Discovery Target for purposes of this Agreement, (ii) Lilly assumes responsibility for such Isis Collaboration ASO Compound Patent Rights as provided in Section 12.3.1 (in which case the terms of Section 12.3.1 will apply), or (iii) Lilly elects to discontinue such reimbursement pursuant to Section 12.6.  Except as provided in Section 12.3.1, Isis shall be responsible for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Isis Collaboration Patent Rights and the Isis Patent Rights.  Lilly shall be responsible for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the (i) Lilly Collaboration Patent Rights and (ii) Isis Collaboration ASO Compound Patent Rights and Isis ASO Compound Patent Rights as provided by Section 12.3.1.  The Executive Committee shall designate one of the Parties as being the responsible Party for preparing, filing, prosecuting, maintaining and taking such other actions as are reasonably necessary or appropriate with respect to the Joint Collaboration Patent Rights.  Allocation of external costs for preparing, filing, prosecuting, maintaining such Joint Collaboration Patent Rights shall be determined by the Executive Committee.  Each Party shall provide the other Party with a copy of any patent application that first discloses an invention arising in the course of the Collaboration or any Collaboration Know-How, prior to filing the first of such applications in any jurisdiction, for review and comment by the other Party.  Each Party shall keep the other Party continuously informed of all significant matters relating to the preparation, filing, prosecution and maintenance of Collaboration Patent Rights.  Each Party shall provide the other Party with copies of any substantial prosecution papers relating to Collaboration Patent Rights within thirty (30) days of receipt.  Each Party shall endeavor in good faith to coordinate its efforts with those of the other Party to minimize or avoid interference with the prosecution of the other Party’s patent applications.  The Executive Committee shall review and have oversight responsibility for all patent matters pertaining to the Collaboration.

12.3.1        Lilly at its own expense, will prepare, file, prosecute and/or maintain the (i) Isis Collaboration ASO Compound Patent Rights and (ii) Isis ASO Compound Patent Rights that are exclusively licensed by Lilly pursuant to Article 8.  Lilly shall be responsible for [***] of the cost of filing, prosecuting, and maintaining (i) Isis Collaboration ASO Compound Patent Rights and (ii) Isis ASO Compound Patent Rights, that are incurred on and after such time as any such Patent Right is exclusively licensed to Lilly under Article 8.  In the event of termination under Section 13.4 or 13.5, or upon written agreement of the Parties, such responsibility and expense for preparation, filing, prosecuting and maintenance shall revert back to Isis; provided, however, such responsibility and expense for preparation, filing, prosecuting and maintenance shall not revert to Isis for those (i) Isis Collaboration ASO Compound Patent Rights and (ii) Isis ASO Compound Patent Rights that continue to be exclusively licensed by Lilly as provided by Article 13.6.  Lilly may use in-house patent counsel or outside patent counsel that is acceptable to Isis for the filing, prosecution and maintenance of Isis Collaboration ASO Compound Patent

Rights and Isis ASO Compound Patent Rights for which Lilly assumes responsibility for under this Section 12.3.1.  Upon licensing of Isis Collaboration ASO Compound Patent Rights and Isis ASO Compound Patent Rights by Lilly under Article 8, Isis will promptly transfer the subject patent files to Lilly and shall execute such documents and perform such acts as may be reasonably necessary for Lilly to take control of the such patent filing, prosecution and maintenance and will provide all necessary assistance in the prosecution and maintenance thereof.  Lilly will, in a timely manner, provide Isis with copies of all draft applications, responses and other substantive papers relating to the filing, prosecution and maintenance (including the verification of all fees and annuities) of such Isis Collaboration ASO Compound Patent Rights and Isis ASO Compound Patent Rights and shall provide Isis with an opportunity to comment on any draft applications, responses or amendments at least 3 days prior to filing and to the extent practicable incorporate such comments.  Isis hereby acknowledges a possible conflict of interest between Lilly and Isis relating to the Isis Collaboration ASO Compound Patent Rights and Isis ASO Compound Patent Rights for which Lilly assumes responsibility for filing, prosecution and maintenance under this Section 12.3.1.  So long as Lilly complies with provisions of this Section 12.3.1, Isis hereby grants Lilly and Lilly’s patent counsel a conflict waiver, to the limited extent of any conflict of interest arising from the fact that (a) Lilly has the right to prepare, file, prosecute and maintain the Isis Collaboration ASO Compound Patent Rights and Isis ASO Compound Patent Rights pursuant to this Section 12.3.1 and (b) Isis owns or Controls such Patent Rights.

12.4                 Election Not to File, Prosecute or Maintain.  If the responsible Party under Section 12.3 elects (a) not to file a patent application claiming an invention made in the course of the Collaboration in a particular country, or (b) to discontinue prosecution or maintenance of any Patent Right in a particular country that is (i) Controlled by such Party Covering a Product being developed or commercialized by the other Party hereunder or (ii) of any Collaboration Patent Right or (iii) with respect to Lilly, an Isis Collaboration ASO Compound Patent Right or Isis ASO Compound Patent Right for which Lilly assumes responsibility for filing, prosecution and maintenance under Section 12.3.1 that Party (the “Initial Responsible Party”) shall give thirty (30) days advance written notice to the other Party of any decision to cease preparation, filing, prosecution and maintenance of that Patent Right (a “Discontinued Patent”); provided, however, that abandonment of a patent application in favor of a continuation or a continuation-in-part thereof shall not constitute discontinuance of the patent application.  In such case, the other Party may elect at its sole discretion to continue preparation, filing, prosecution or maintenance of the Discontinued Patent at its sole expense.  The Party so continuing shall own any such patent application and patents maturing therefrom and be solely responsible for all costs, and the Initial Responsible Party shall have a non-exclusive, worldwide, irrevocable, perpetual, fully-paid license to continue to practice such Discontinued Patent, including the right to sublicense solely in connection with the grant of a license to develop, make, use, import, offer for sale and sell a product of the Initial Responsible Party; provided, however, with respect to an Isis Collaboration ASO Compound Patent Right or Isis ASO Compound Patent Right for which Lilly assumes responsibility for filing, prosecution and maintenance under Section 12.3.1 that becomes a Discontinued Patent under this Section 12.4, the license granted under this Agreement with respect to each such Discontinued Patent shall terminate on the date of receipt of such written notification from Lilly and Lilly shall cease to have any obligation to pay royalties to Isis under this Agreement with respect to such Discontinued Patent.  In addition, such Party so continuing shall cease to have any obligation to pay royalties to the Initial Responsible Party under this

Agreement with respect to the Discontinued Patent.  The Initial Responsible Party shall execute such documents and perform such acts as may be reasonably necessary for the other Party to file or to continue prosecution or maintenance, including assigning ownership of such patents and inventions to such electing Party.  Discontinuance may be on a country-by-country basis or for a patent application or patent series in total.

12.5                 Inventions Otherwise Unpatentable in the United States.  Any invention made by a Party in the course of the Target Validation Program or Drug Discovery Program hereto that would be rendered unpatentable in the United States solely on account of prior art under one or more of subsections 102(e), (f), or (g) of Title 35, U.S.C., but for the absence of an obligation of assignment of said invention (or an undivided interest therein) to the other Party hereto, is hereby subjected to an obligation of assignment to such other Party of such interest in the invention as renders the invention patentable in the United States.  Such assignment shall have force and effect only with respect to patents granted in the United States.  The rights of the Parties with respect to any invention subject to an obligation of assignment under this Section 12.5, except for subject matter patentable to the assignee in the absence of the assignment, shall be the same as the rights that would have applied under this Agreement had no obligation to assign under this Section 12.5 existed.  If and only if required to give force and effect to the immediately preceding sentence and, in such case, only to the extent required to give such force and effect, each assignee under this Section 12.5 hereby grants to each of the assignors under this Section 12.5 such licenses, if any, as are required to vest in the assignor rights to make, have made, use, sell and import the assigned invention, except for subject matter patentable to the assignee in the absence of the assignment.

12.6                 Costs and Expenses.  Lilly shall bear its own costs and expenses in filing, prosecuting, maintaining and extending Lilly Collaboration Patent Rights and, subject to Section 12.3 (including 12.3.1), shall reimburse Isis for [***] of Isis’ external costs of filing, prosecuting, maintaining and extending any Isis Collaboration Patent Rights for which costs are incurred after the Effective Date of this Agreement.  Lilly and Isis patent costs and expenses shall not be paid from the Collaboration Funds.  Lilly may at any time, and in its sole discretion, discontinue reimbursement of the external costs incurred by Isis in filing, prosecuting (including any interference), maintaining, and extending any Isis Collaboration Patent Right, on an Isis Collaboration Patent Right-by-Isis Collaboration Patent Right and country-by-country basis.  Lilly shall provide Isis with written notice designating each Isis Collaboration Patent Right and country for which Lilly has decided to discontinue such reimbursement.  Lilly’s obligation to reimburse Isis for any external costs with respect to any such Isis Collaboration Patent Right shall cease on the date of receipt of such notification; provided, however, that Lilly shall remain responsible for [***] (or [***] in the case Section 12.3.1 applies) of the external costs incurred up to the date of receipt of such notification.  The license granted under this Agreement with respect to each Isis Collaboration Patent Right in each country that is specified in the written notice provided by Lilly to Isis pursuant to this Section 12.6 shall terminate on the date of receipt of such written notification and Lilly shall cease to have any obligation to pay royalties to Isis under this Agreement with respect to such Isis Collaboration Patent Right.

12.7                 Patent Term Extensions.  The Parties shall cooperate with each other in gaining patent term extension wherever applicable to any Lilly Product or Isis Product.  The Party selling such Lilly Product or Isis Product shall determine which patents shall be extended.

All filings for such extension shall be made by the Party to whom the patent is assigned; provided, however, that in the event that the Party to whom the patent is assigned elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file, (ii) grant the other Party the right to file for such extension, and (iii) cooperate as necessary to assist the other Party in filing such extension.

12.8                 Audit of Costs.  Upon written notice, Lilly and Isis shall each have the right at its own expense and not more than annually in or in respect of any Calendar Year, and during normal business hours, to audit those books and records as may be reasonably necessary to verify the accuracy and reasonableness of any costs incurred by the other Party and for which the other Party is seeking or has received partial reimbursement pursuant to Section 12.6 in respect of any Calendar Year ending not more than [***] year prior to the date of such notice.  Any information received or obtained in connection with an audit under this Section 12.8 is Confidential Information and both Parties shall retain all such information in confidence.

12.9                 Notice of Certification.  Isis and Lilly each shall immediately upon receiving notice give notice to the other of any certification filed under the U.S. “Drug Price Competition and Patent Term Restoration Act of 1984” claiming that (a) a Collaboration Patent Right or Isis Patent Right Covering a Lilly Product being developed or commercialized by Lilly hereunder, or (b) a Collaboration Patent Right Covering an Isis Product being developed or commercialized by Isis hereunder, is invalid or that any infringement will not arise from the manufacture, use, sale, offer for sale or import of any product by a Third Party.  If Lilly decides not to bring infringement proceedings against the entity making such a certification with respect to a Collaboration Patent Right or Isis Patent Right Covering a Lilly Product being developed or commercialized by Lilly hereunder, Lilly shall give notice to Isis of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification.  Isis may then, but is not required to, bring suit against the entity that filed the certification.  If Isis decides not to bring infringement proceedings against the entity making such a certification with respect to a Collaboration Patent Right Covering an Isis Product being developed or commercialized by Isis hereunder, Isis shall give notice to Lilly of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification.  Lilly may then, but is not required to, bring suit against the Third Party that filed the certification.  Any suit by Lilly or Isis shall either be in the name of Lilly or in the name of Isis, or jointly by Lilly and Isis, as may be required by law.  For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.  Any costs incurred or benefits received as a result of proceeding under this Section 12.9 shall be paid or received entirely by the Party who pursued the action.

12.10               Notice of Infringement Claim.  If the practice of a license granted to a Party under this Agreement results in a claim against a Party for patent infringement or for inducing or contributing to patent infringement (“Infringement Claim”), the Party first having notice of an Infringement Claim shall promptly notify the other in writing.  The notice shall set forth the facts of the Infringement Claim in reasonable detail.

12.10.1      Responsibilities.  Isis shall have the sole right to control any defense of any Infringement Claim involving alleged infringement of Third Party rights by Isis’ activities at its own expense and by counsel of its own choice, and Lilly shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Lilly shall have the sole right to control any defense of any Infringement Claim involving alleged infringement of Third Party rights by Lilly’s activities at its own expense and by counsel of its own choice, and Isis shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Notwithstanding the foregoing, if the claim involves an allegation of a violation of the trade secret rights of a Third Party, the Party accused of such violation shall have the obligation to defend against such claim and shall indemnify the other Party against all costs associated with such claim.  Neither Party shall have the right to settle any patent infringement litigation under this Section 12.10 relating to any Patent Rights owned by or exclusively licensed to the other Party hereunder without the consent of such other Party.  Each Party shall also keep the other Party continually informed of all significant matters relating to Infringement Claims of Third Parties.

12.11               Infringement Claims Against Third Parties.

12.11.1      Protection Against Infringement.  Isis and Lilly each agree to take reasonable actions to protect their respective patents and technology from infringement and from unauthorized possession or use.

12.11.2      Notice of Infringement.  If any Collaboration Know-How, Collaboration Patent Right or any other Patent Right licensed by one Party to the other under this Agreement is infringed or misappropriated, as the case may be, by a Third Party, the Party to this Agreement first having knowledge of such infringement or misappropriation, shall promptly notify the other in writing.  The notice shall set forth the facts of such infringement or misappropriation in reasonable detail.  The exclusive licensee of the Collaboration Know-How Collaboration Patent Right or other Patent Right shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of such Collaboration Patent Right, other Patent Right or Collaboration Know-How by its own counsel.  The other Party shall have the right, at its own expense, to be represented in such action by its own counsel.  The Parties shall promptly determine which Party shall have the primary responsibility to institute, prosecute, and control any action or proceeding with respect to infringement or misappropriation of Joint Collaboration Patent Rights, and the other Party shall have the right, at its expense, to be represented in such action by its counsel.  During the Collaboration Term, such determination may be made by the Executive Committee.  Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of any litigation expenses of Isis and Lilly, shall be retained by the Party that brought and controlled such litigation for purposes of this Agreement, except that any recovery realized by Isis or Lilly as a result of such litigation, after reimbursement of the Parties’ litigation expenses, shall, to the extent attributable to lost sales of Isis Products or Lilly Products, respectively, be treated as Net Sales of Isis Products by Isis or Net Sales of Lilly Products by Lilly, respectively.

12.11.3      Expenses of Bringing Infringement Action.  Lilly shall bear the costs and expenses of all infringement or misappropriation actions on Collaboration Know-How, Collaboration Patent Rights, or any other Patent Right licensed to Lilly under this Agreement to the extent such Collaboration Know-How, Collaboration Patent Rights or any other Patent Right licensed to Lilly under this Agreement Cover a Lilly Product.  Isis shall bear the costs and expenses of all infringement or misappropriation actions on Collaboration Know-How, Collaboration Patent Rights, or any other Patent Right licensed to Isis under this Agreement to the extent such Collaboration Know-How, Collaboration Patent Rights, or any other Patent Right licensed to Isis under this Agreement Cover an Isis Product.

12.11.4      Lilly’s Failure to Institute, Prosecute and Control.  If Lilly fails to institute, prosecute, and control such action or prosecution within a period of one hundred twenty (120) days after receiving notice of the infringement, Isis, subject to the prior rights of any Third Party, shall have the right to bring and control any such action by counsel of its own choice, and Lilly shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of 100% of any litigation expenses of Isis and 100% of any litigation expenses of Lilly (including the costs and expenses incurred by Lilly in providing reasonable assistance to Isis), shall be shared equally by the Parties.  No settlement or consent judgment or other voluntary final disposition of a suit under this Section 12.11.4 may be entered into without the joint consent of Isis and Lilly (which consent shall not be unreasonably withheld or delayed).

12.11.5      Isis’ Failure to Institute, Prosecute and Control.  If Isis fails to institute, prosecute, and control such action or prosecution within a period of one hundred twenty (120) days after receiving notice of the infringement, Lilly, subject to the prior rights of any Third Party, shall have the right to bring and control any such action by counsel of its own choice, and Isis shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.  Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery realized as a result of such litigation, after reimbursement of 100% of any litigation expenses of Lilly and 100% of any litigation expenses of Isis (including the costs and expenses incurred by Isis in providing reasonable assistance to Lilly), shall be shared equally by the Parties.  No settlement or consent judgment or other voluntary final disposition of a suit under this Section 12.11.5 may be entered into without the joint consent of Isis and Lilly (which consent shall not be unreasonably withheld or delayed).

12.11.6      Settlement Approval.  Neither Party shall settle any such proceeding under this Section 12.11 without the approval of the other Party, which approval shall not be unreasonably withheld or delayed.

12.12               The Collaboration Targets on which exist Collaboration Patent Rights as of the Second Restatement Date are listed in Schedule 12.12.

ARTICLE 13

TERM AND TERMINATION

13.1                 Term of Collaboration.

13.1.1        The Collaboration Term.  The Collaboration Term became effective on the Effective Date and shall continue in effect in accordance with this Article 13.  Prior to the close of the Collaboration Term, Lilly shall have the option to extend each or both of the Target

Validation Program Term, and/or the Antisense Drug Discovery Program Term for two (2) consecutive two year periods provided that Lilly gives notice to Isis at least nine (9) months prior to the expiration of the Collaboration Term or any extension period of the Target Validation Program Term, and/or the Antisense Drug Discovery Program Term.  However, Lilly and Isis shall begin discussions concerning the expiration or extension of Collaboration at least twelve (12) months prior to the end of the Collaboration Term or any extension period of the Target Validation Program Term, and/or the Antisense Drug Discovery Program Term. If the Target Validation Program Term, and/or the Antisense Drug Discovery Program Term are extended, any such extension shall be on terms that are the same as those provided herein; provided, however, that (i) the funding amount paid by Lilly for any such extension shall be paid by Lilly in cash, unless agreed otherwise, disbursed on a schedule substantially the same as the disbursement schedule of Collaboration Funds under the Loan Agreement and (ii) unless agreed otherwise, such funding amount shall be the same as provided in this Agreement for the Target Validation Program, and/or the Antisense Drug Discovery Program, as applicable, such funding amount adjusted for the reduction in the duration of the extension period as compared to the Initial Collaboration Term.

13.1.2        [DELETED]

13.1.3        Extension of the Collaboration Term.  Having extended the Oncology Term to the end of the Initial Collaboration Term pursuant to the May 3, 2004 Agreement, the Parties now hereby agree to extend the Collaboration Term with respect to the (i) Antisense Drug Discovery Program in the Collaboration Therapeutic Area of oncology and (ii) the Target Validation Program with respect to the Collaboration Therapeutic Area of oncology.  The Collaboration Term shall expire on the later of (a) December 31, 2006 or (b) when the last of the Collaboration Funds are expended in accordance with the Collaborative Research Plan.  Such extension of the Collaboration Term is deemed an extension of the Antisense Drug Discovery Term and the Target Validation Program Term.  If the last of the Collaboration Funds are expended after December 31, 2006, the Executive Committee shall make a written determination of the exact date when the last of the Collaboration Funds were expended in order to establish the date of expiration of the Extended Collaboration Term.  During the Extended Collaboration Term, the Antisense Drug Discovery Program and Target Validation Program shall be subject to the terms and conditions of this Second Restated and Amended Agreement and shall be conducted in accordance with the Collaborative Research Plan, which is attached hereto as Schedule 13.1.3 and made part of this Agreement.  The Parties agree that the Reagent Provision Term shall expire on August 24, 2005 and that all activities conducted under the Reagent Provision Program shall cease on or before such date. The Parties agree that all activities conducted under the Target Validation Program with respect to all Collaboration Therapeutic Areas other than oncology, and the Antisense Drug Discovery Program with respect to all Collaboration Therapeutic Areas other than oncology, shall cease on or before August 24, 2005.

13.2                 Term of Agreement.  This Agreement shall commence on the Effective Date and shall continue until no payments are due or are capable of becoming due hereinunder, unless the Agreement is terminated earlier. All licenses granted hereunder that are in effect at expiration of this Agreement shall be deemed fully paid-up and perpetual, except as provided otherwise by this Agreement.

13.3                 Termination of Collaboration Upon Change of Control.  Lilly has the right to terminate the Collaboration during the Collaboration Term as set forth in this Section 13.3.  In the event of a Change of Control of Isis, Isis shall notify Lilly of such change specifying the effective date of the change and the name(s) of the controlling Party or Parties.  Lilly has the right to terminate either or both of the Target Validation Program and the Antisense Drug Discovery Program and transfer all research and development activities to Lilly as a result of such Change of Control at any time within ninety (90) days following such Change of Control, effective upon thirty (30) days written notice by Lilly.  The Parties shall treat a termination under this Section 13.3 as an expiration of the Target Validation Program and/or Antisense Drug Discovery Program, as applicable.  Lilly shall receive a non-exclusive license from Isis under Isis Technology and Isis Collaboration Technology to carry out all activities that would have otherwise been carried out under the Collaboration Agreement if there were no such termination by Lilly under this Section 13.3.  In the alternative, Lilly may elect to continue either or both of the Target Validation Program and the Antisense Drug Discovery Program pursuant to the terms of this Agreement.

13.4                 Termination for Breach.  Either Party may terminate this Agreement by notice to the other Party at any time during the term of this Agreement if the other Party is in breach of any material obligations hereunder and has not cured such breach within ninety (90) days after notice requesting cure of the breach or such longer period of time as is required to cure such breach as long as the breaching Party is proceeding in good faith to cure; provided, however, that in any case when a breach is alleged regarding the payment of money hereunder, the time period will be thirty (30) days and undisputed amounts must be paid prior to such time to avoid breach.  Lilly shall have the right to terminate this Agreement upon written notice to Isis in the event Isis is in breach of its obligation to pay the debt on the Payment Date as required by the Loan Agreement, which breach has not been cured within thirty (30) days of such notice.  Upon material breach by a Party of its obligations hereunder, if such Party decides not to terminate this Agreement, such Party shall have the right to offset any costs it may incur as a result of curing such breach against the amounts payable to the breaching Party for the performance of such obligations.  Further, to the extent that a Party prevails in a lawsuit brought against the other Party for material breach of this Agreement, such prevailing Party shall be entitled to collect from the other Party reasonable attorneys’ fees and legal costs incurred in connection with such law suit. If the non-breaching Party terminates this Agreement under Section 13.4 following material breach by the breaching Party, the breaching Party shall return to the non-Breaching Party all of the non-breaching Party’s Confidential Information and all materials received from the non-breaching Party during the Agreement, and the breaching Party shall cease all use of the non-breaching Party’s Confidential Information and materials received from the non-breaching Party for any purpose except as provided in Sections 13.6 and 13.7, and except that the breaching Party may (1) keep a copy of all documents for record keeping purposes only and (2) keep and use any Confidential Information and materials received from the non-breaching Party that are necessary for the breaching Party to exercise those of its rights and fulfill those of its obligations that survive the termination of this Agreement.

13.5                 Termination Upon Insolvency.  Either Party may terminate this Agreement upon notice to the other should the other Party become insolvent or file or consent to the filing of a petition under any bankruptcy or insolvency law or have any such petition filed against it which has not been stayed within sixty (60) days of such filing.  During the term of this

Agreement, all rights and licenses granted under or pursuant to this Agreement by Isis or Lilly are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that, during the term of this Agreement, the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code.  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding-by or against either Party under the U.S. Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, will be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

13.6                 Effect of Termination Due to Lilly Breach or Insolvency.  If Isis terminates the Agreement based on material breach by or insolvency of Lilly, then:

(a)           licenses granted by Lilly to Isis pursuant to Sections 8.4.1(b) and 8.4.2, and all licenses granted under Section 8.5 prior to such termination, shall survive;

(b)           Isis payment obligations set forth in Article 9 shall continue; provided, however, that the amounts of the payments shall be decreased to reflect the nature of Lilly’s breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Lilly;

(c)           Lilly’s payment obligations set forth in Article 9 shall continue; provided, however, that the amounts of the payments shall be increased to reflect the nature of Lilly’s breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Lilly;

(d)           the licenses granted by Isis to Lilly pursuant to Sections 8.1.1(a) and 8.1.1(b) shall terminate;

(e)           the licenses granted by Isis to Lilly pursuant to Sections 8.1.1(c) and 8.1.2 shall survive and the option under Sections 8.2.1, 8.2.2, and 8.2.3 shall terminate; provided, however, that any license granted to Lilly under Sections 8.2.1, 8.2.2, and 8.2.3 before termination under Section 13.4 or 13.5 by Isis shall survive;

(f)            the Lilly Right of First Negotiation granted by Isis to Lilly pursuant to Section 8.3 shall terminate;

(g)           Isis shall retain all rights to Validation Targets, Reserved Targets and Drug Discovery Targets not licensed by Lilly before such termination with no obligation to Lilly with respect to such to Validation Targets, Reserved Targets and Drug Discovery Targets;

provided, however, that Lilly shall have the right to license any such Validation Targets, Reserved Targets or Drug Discovery Targets within ninety (90) days of the date of termination under Section 13.4 or 13.5 and thereafter Lilly shall pay the applicable license fees;

(h)           any sublicense granted by either Party to any Sublicensee under a license hereunder that terminates as a result of termination of this Agreement by Isis pursuant to Section 13.4 or 13.5 shall continue in full force and effect but be assigned by such Party to the other Party, and such Party shall provide the other Party with complete and accurate copies of such sublicense agreements within thirty (30) days following the effective date of such termination;

(i)            the license granted by Isis to Lilly pursuant to Sections 8.11 shall survive; provided, however, on a product-by product basis, any such license for a Lilly Product shall not survive if Lilly has breached its obligation to pay milestone payments and/or royalties to Isis for such Lilly Product as required by Article 9.

(j)            the options under Sections 8.12 shall terminate; provided, however, that any license granted to Lilly under Sections 8.12 before termination under Section 13.4 or 13.5 by Isis shall survive; and further provided, however, on a product-by product basis, any such license for a Lilly Product shall not survive if Lilly has breached its obligation to pay milestone payments and/or royalties to Isis for such Lilly Product as required by Article 9.

13.7                 Effect of Termination Due to Isis Breach or Insolvency.  If Lilly terminates the Agreement based on material breach by or insolvency of Isis, then:

(a)           licenses granted by Isis to Lilly pursuant to Sections 8.1.1(c), 8.1.2, 8.2.1, 8.2.2, 8.2.3, 8.3, 8.11 and 8.12 and options granted pursuant to Section 8.12 shall survive;

(b)           the Lilly Right of First Negotiation granted by Isis to Lilly pursuant to Section 8.3 shall survive;

(c)           Lilly’s payment obligations set forth in Article 9 shall continue, provided, however, that the amounts of the payments shall be decreased to reflect the nature of Isis’s breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Isis;

(d)           Isis’ payment obligations set forth in Article 9 shall continue, provided, however, that the amounts of the payments shall be increased to reflect the nature of Isis’ breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Isis;

(e)           all Drug Discovery Targets and the Reserved Targets on the date of such termination of this Agreement by Lilly under Section 13.4 or 13.5 shall be deemed to be licensed by Lilly under Section 8.2.3 as Drug Discovery Targets; provided, however, that: (i) with respect to each such Drug Discovery Target and Reserved Target, no license fee shall be payable under Section 9.3.4(a) until the date that is [***] years after the Effective Date and, prior to such date, Lilly may terminate its license with respect to any Drug Discovery Target or Reserved Target by providing written notice to Isis and no license fee shall be owed by Lilly with respect to such Drug Discovery Target or Reserved Target; (ii) the provision regarding diligence set forth in Section 8.2.3(c) shall not apply until [***] years after the Effective Date; and (iii) Lilly’s milestone payment obligations set forth in Section 9.3.4(b) and royalty payment obligations set forth in Section 9.3.4(c) shall continue; provided, however, that the amounts of the milestone and royalty payments shall be decreased to reflect the nature of Isis’ breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Isis;

(f)            Lilly shall have the right to select [***] Validation Targets, to be identified by Lilly within [***] days following the date of termination of this Agreement by Lilly under Section 13.4 or 13.5, and such Validation Targets shall be deemed licensed by Lilly under Section 8.2.2; provided, however, that: (i) with respect to each such Validation Target, no license fee shall be payable by Lilly under Section 9.3.2(a) until the date that is [***] years after the Effective Date and, prior to such date, Lilly may terminate its license with respect to any such Validation Target by providing written notice to Isis and no license fee shall be owed by Lilly with respect to such Validation Target; (ii) the provision regarding diligence set forth in Section 8.2.2(c) shall not apply until [***] years after the Effective Date; and (iii) Lilly’s milestone payment obligations set forth in Section 9.3.3(b) and royalty payment obligations set forth in Section 9.3.3(c) shall continue; provided, however, that the amounts of the milestone and royalty payments shall be decreased to reflect the nature of Isis’ breach and the damages caused thereby by amounts to be agreed upon by the Parties or, if the Parties are unable to reach agreement, by an independent Third Party with the requisite expertise selected by the Parties, the expense of which shall be borne by Isis;

(g)           the licenses granted by Lilly to Isis pursuant to Section 8.4.1 shall terminate;

the option granted by Lilly to Isis pursuant to Section 8.5 and all of Lilly’s obligation under Section 8.5 shall terminate; provided, however, that any license granted to Isis under Section 8.5 before termination of this Agreement under Section 13.4 or 13.5 by Lilly shall survive;

(h)           any sublicense granted by either Party to any Sublicensee under a license hereunder that terminates as a result of termination of this Agreement by Lilly pursuant to Section 13.4 or 13.5 shall continue in full force and effect but be assigned by such Party to the other Party, and such Party shall provide the other Party with complete and accurate copies of such sublicense agreements within thirty (30) days following the effective date of such termination; and

(i)            any milestone payments that are paid by Lilly between the date that this Agreement is terminated under Section 13.4 or 13.5 and the date that is four (4) years after the Effective Date shall be fully creditable towards any Technology Access Fee payable by Lilly under Section 9.2.

13.8                 Accrued Rights/Surviving Obligations.  Except as expressly provided in this Agreement, expiration or termination of this Agreement will not relieve the Parties of any obligation that accrued prior to such expiration or termination, and Lilly will be obligated to pay and will pay to Isis, within thirty (30) days of such expiration or termination, all payments and royalties due or accrued pursuant to the terms of Article 9 and Isis will be obligated to pay and will pay to Lilly, within thirty (30) days of such expiration or termination, all payments and royalties due or accrued pursuant to the terms of Article 9.  Upon expiration or early termination of this Agreement, all rights and obligations of the Parties shall cease, except as follows:

(a)           In the case of expiration of this Agreement only (and, for purposes of clarification, not in the case of termination of this Agreement pursuant to Section 13.4 or 13.5), each of the licenses set forth in Sections 8.1, 8.4, 8.5 and 8.11, or granted pursuant to 8.2 or 8.12, shall survive and shall be deemed to be perpetual and fully paid up, provided that all payment and other obligations with respect to such licenses have been fulfilled;

(b)           The obligations to pay royalties and other sums accruing hereunder up to the date of termination or expiration shall survive;

(c)           The obligations of confidentiality set forth in Article 10 shall survive;

(d)           The obligations for record keeping and accounting reports set forth in Article 9 shall survive for so long as Lilly Products or Isis Products are sold.  At such time after termination or expiration of this Agreement when sales or other dispositions of Lilly Products or Isis Products have ceased, the Party selling such Product shall render a final report along with any royalty payment due;

(e)           Isis’ and Lilly’s rights to inspect books and records as described in Article 9 shall survive;

(f)            The obligations of defense and indemnity set forth in Article 11 shall survive;

(g)           Any cause of action or claim of Isis or Lilly accrued or to accrue because of any breach or default by the other Party hereunder shall survive; and

(h)           All other terms, provisions, representations, rights and obligations contained in this Agreement that are intended to survive as specifically set forth elsewhere in this Agreement shall survive.

13.9                 Limitation of Liability.  No Party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages.  Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any Party under Article 11.

ARTICLE 14

PUBLICITY

14.1                                                   Disclosure of Agreement.  Neither Party to this Agreement may release any information to any Third Party regarding the terms or existence of this Agreement or the reasons for any termination hereof, without the prior written consent of the other Party.  Without limitation, this prohibition applies to press releases, educational and scientific conferences, quarterly investor updates, promotional materials, governmental filings and discussions with public officials, the media, security analysts and investors.  However, this provision does not apply to any disclosures regarding this Agreement or related information to regulatory agencies such as the FDA or Federal Trade Commission and/or Department of Justice for such disclosures which may be required by law, including requests for a copy of this Agreement or related information by tax authorities.  If any Party to this Agreement determines a release of information regarding the existence or terms of this Agreement is required by law (including releases a may be required to be filed through the Securities Exchange Commission or other government agency), that Party will notify the other Party as soon as practicable and give as much detail as possible in relation to the disclosure required.  The Parties will then cooperate with respect to determining what information should actually be released.  The Parties hereby agree that release of a press release upon complete execution of this Agreement is appropriate and such press release shall be mutually agreed upon by the Parties.

14.2                                                   Use of Names, Logos or Symbols.  No Party hereto shall use the name, trademarks, logos, physical likeness, employee names or owner symbol of any other Party for any purpose, including, without limitation, private or public securities placements, without the prior written consent of the affected Party, such consent not to be unreasonably withheld or delayed so long as such use of name is limited to objective statements of fact, rather than for endorsement purposes.  Nothing contained herein shall be construed as granting either Party any rights or license to use any of the other Party’s trademarks or tradenames without separate, express written permission of the owner of such trademark or tradename.

14.3                                                   Publication.  The Parties acknowledge and agree that scientific lead time is a key element of the value of the research to be performed under this Agreement.  The Parties also acknowledge and agree that the ability to publish selected results of the research to be performed under this Agreement in the course of the Collaboration is essential for the recruitment and retention of scientific talent by the Parties.  In order to ensure that scientific publications are strictly monitored to prevent any adverse effect of premature publication, the Executive Committee shall establish a procedure for publication review and approval and each Party shall first submit to the Executive Committee an early draft of all such publications, whether they are to be presented orally or in written form, at least sixty (60) days prior to submission for publication.  The Executive Committee shall review each such proposed publication in order to avoid the unauthorized disclosure of any Confidential Information and to preserve the patentability of inventions arising from the research performed in the course of the Collaboration.  If, within thirty (30) days following receipt of an advance copy of a Party’s proposed publication, the Executive Committee informs such Party that its proposed publication contains the other Party’s Confidential Information, then such Party shall delete such Confidential Information from its proposed publication.  If, within thirty (30) days following receipt of an advance copy of a Party’s proposed publication, the Executive Committee informs such Party that its proposed publication contains Collaboration Know-How, the publication of which could be expected to have a material adverse effect on any Collaboration Patent Rights or Collaboration Know-How, then such Party shall at the election of the Executive Committee either (1) delete such Confidential Information from such Party’s proposed publication or (2) delay such proposed publication sufficiently long to permit the timely preparation and filing of a patent application(s) on the information involved.  If, within forty five (45) days following receipt of an advance copy of a Party’s proposed publication, the Executive Committee fails to approve of such Party’s proposed publication, then such proposed publication shall be regarded as denied by the Executive Committee and shall not be published.

ARTICLE 15

HART-SCOTT RODINO FILING

15.1                                                   [DELETED].

15.2                                                   [DELETED].

ARTICLE 16

MISCELLANEOUS

16.1                                                   Key Personnel. During the Extended Collaboration Term, Isis shall inform Lilly if [***] leaves the employ of Isis.  In each such case, Lilly shall have the right to suggest replacements and interview any potential replacement in order to provide feedback to Isis regarding any such potential replacement, but, for purposes of clarification, Lilly shall not have the right to terminate this Agreement or the Collaboration as a result of the events described in this Section 16.1.

16.2                                                   Force Majeure.  No Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement (except payment obligations) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, fire, flood, embargo, war, acts of war (whether war be declared or not), insurrection, riot, civil commotion, strike, lockout or other labor disturbance, act of God or act, omission or delay in acting by any governmental authority or the other Party.  The affected Party will notify the other Party of such force majeure circumstances as soon as reasonably practical.

16.3                                                   Assignment.  This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by a Party without the written consent of the other Party; provided, however, that either Party may, without such consent, assign the Agreement and its rights and obligations hereunder to (i) any wholly-owned subsidiary in a manner such that the assignor (if it continues as a separate entity) shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder or (ii) subject to Section 13.3 to any successor by merger or sale of substantially all of its business unit to which this Agreement relates, or in the event of its merger or consolidation or change in control or similar transaction.  This Agreement shall be binding upon the permitted successors and permitted assigns of the Parties.  Any assignment not in accordance with this Section 16.3 shall be void.

16.4                                                   Severability.  In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the substantive rights of the Parties.  The Parties will replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s), which, insofar as practical, implement the purposes of this Agreement.

16.5                                                   Notices.  All notices or other communications which are required or permitted hereunder will be in writing and deemed to be effective (a) on the date of delivery if delivered in person and written confirmation of delivery is provided, (b) on the date sent by facsimile or other electronic transmission, provided such receipt is verified, (c) on the day following date of deposit with an overnight courier if a receipt confirming delivery by overnight courier is provided, or (d) three days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as it will designate by written notice given to the other Party.

if to Isis, to:

Isis Pharmaceuticals, Inc.
2292 Faraday Avenue
Carlsbad, CA 92008
Attention:	Chief Executive Officer
Telephone:	760-931-9200
Facsimile:	760-931-0265

with a copy to:

Attention:	Chief Financial Officer
Telephone:	760-931-9200
Facsimile:	760-931-9639

if to Lilly, to:

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attention:	Group Vice President, Lilly Research Laboratories
Telephone:	317-276-5624
Facsimile:	317-277-7979

with a copy to:

Attention:	General Patent Counsel/TGP
Telephone:	317-276-2958
Facsimile:	317-277-1917

16.6                                                   Dispute Resolution.  In the event of any controversy or claim arising from or relating to any provision of this Agreement, or any term or condition hereof, or the performance by a Party of its obligations hereunder, or its construction or its actual or alleged breach, the Parties will try to settle their differences amicably between themselves.  All disputes relating to the implementation of the Collaborative Research Plan shall be handled in accordance with Article 2.

16.7                                                   Choice of Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York and the United States without reference to any rules of conflict of laws.

16.8                                                   Entire Agreement.  This Agreement (including all Schedules hereto), together with the Original Agreement, the Amended and Restated Agreement, the Loan Agreement, the Registration Rights Agreement and the Securities Purchase Agreement, including all amendments to any of the foregoing, constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all previous arrangement with respect to the subject matter hereof, whether written or oral.  Any amendment or modification to this Agreement shall be made in writing signed by both Parties.  In the event of any conflict between the terms of this Agreement and the Collaborative Research Plan, the terms of this Agreement shall govern.

16.9                                                   Headings.  The captions to the several Articles and Sections hereof are not a part of the Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

16.10                                             Independent Contractors.  It is expressly agreed that the Parties will be independent contractors and that the relationship between the Parties will not constitute a partnership, joint venture or agency.  No Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Parties, without the prior consent of such other Parties.  Members of the Executive Committee shall be and shall remain employees of Isis or Lilly as the case may be.  Lilly shall not incur any liability for any act or failure to act by employees of Isis, including members of the Executive Committee who are employees of Isis.  Isis shall not incur any liability for any act or failure to act by employees of Lilly, including members of the Executive Committee who are employees of Lilly.

16.11                                             Non-Solicitation of Employees.  During the Collaboration Term and for a period of six (6) months thereafter, each Party agrees that it will not directly recruit, solicit or induce any employee of the other Party who is directly associated with the Collaboration to terminate his or her employment with such other Party.  However, nothing set forth in this Section 16.11 shall prohibit a Party from indirectly recruiting, soliciting or inducing such employees to leave the other Party through the use of advertisements in trade journals and the like or from discussing employment opportunities with such employees to the extent such employees contact such Party first.

16.12                                             Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

16.13                                             Waiver.  The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

16.14                                             Jointly Prepared.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

16.15                                             Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the Parties have executed this Agreement as of the date first set forth above.

Eli Lilly And Company		Isis Pharmaceuticals, Inc.

By:	/s/ Steven M. Paul	By:	/s/ B. Lynne Parshall
Steven M. Paul		B. Lynne Parshall
Executive Vice President		Executive Vice President and
Science and Technology		Chief Financial Officer

[SIGNATURE PAGE TO COLLABORATION AGREEMENT]

List of Schedules

Schedule 1.1	Definitions

Schedule 2.2	Collaborative Research Plan

Schedule 2.5	Members of Executive Committee During the Extended Collaboration Term

Schedule 2.6	[DELETED]

Schedule 2.9	Alliance Managers

Schedule 5.5.3	Accepted Validation Targets as of the Second Restatement Execution Date

Schedule 5.6.3	Rejected Validation Targets as of the Second Restatement Execution Date

Schedule 5.12	Abandoned Validation Targets as of the Second Restatement Execution Date

Schedule 6.2	Development Stages of Drug Discovery Targets as of the Second Restatement Execution Date

Schedule 6.5.1	Active Programs as of the Second Restatement Execution Date

Schedule 6.7.1	[***] Abandoned Drug Discovery Targets in the Metabolic Collaboration Therapeutic Area

Schedule 6.7.2	Abandoned Drug Discovery Targets as of the Second Restatement Execution Date

Schedule 6.9.1	Reserved Targets as of the Second Restatement Execution Date

Schedule 8.2.2	The Reagent Targets and the Date of Delivery to Lilly of a Reagent ASO Compound Directed to Each Such Reagent Target

Schedule 8.7	[DELETED]

Schedule 9.4.3	Milestones and Royalties under Section 9.4.3 and 9.4.4

Schedule 12.12	Collaboration Patent Rights as of the Second Restatement Execution Date

Schedule A	[DELETED]

Schedule B	Isis Manufacturing Patent Rights as of the Second Restatement Execution Date

Schedule C	Isis Core Technology Patent Rights as of the Second Restatement Execution Date

Schedule 1.1

DEFINITIONS

“Abandoned Drug Discovery Target” means any Drug Discovery Target following termination by Lilly of an Active Program for such Drug Discovery Target, as more fully described in Section 6.7.

[***]

“Abandoned Validation Target” has the meaning set forth in Section 5.12.

“Accepted Validation Targets” has the meaning set forth in Section 5.4.

“Active Program” means:

(a)                                  with respect to a Drug Discovery Target, any reasonable (as defined below) ongoing research, development, or commercialization, including sublicensing efforts, of a Drug Discovery ASO Compound directed to such Drug Discovery Target that occurs (i) in the course of the Collaboration or (ii) by Lilly outside the course of the Collaboration during the Collaboration Term plus [***] years thereafter; and

(b)                                 with respect to a Reagent Target, Validation Target or a Drug Discovery Target licensed by Lilly under Article 8 or an Isis-Blocked Target pursuant to Section 6.2, any reasonable (as defined below) ongoing research, development, or commercialization, including sublicensing efforts, of an ASO Compound directed to such Target.

For purposes of clarification, research, development and commercialization efforts with respect to a Target or ASO Compound shall be deemed reasonable if Lilly’s research and development efforts with respect to such Target or ASO Compound are reasonably comparable with other projects in Lilly’s portfolio at a similar stage of development and of similar market potential.

“Affiliate” means any person, organization, corporation or other business entity that controls, directly or indirectly, the power to direct, or cause the direction of, the management and policies of another person, organization, corporation or entity, whether through the ownership of voting securities or by contract or court order or otherwise.  For purposes of this definition, an entity will be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors or their equivalent of such other entity.

“Alliance Managers” has the meaning set forth in Section 2.9.

“Amended and Restated Agreement” has the meaning set forth in Recital D of this Agreement.

1.1-1

“Antisense Drug Discovery Program” means the program of research and development of Drug Discovery ASO Compounds and Products in the Collaborative Therapeutic Areas under this Agreement, as described in Section 2.4, Article 6 and the Collaborative Research Plan.

“Antisense Drug Discovery Term” means the term of the Antisense Drug Discovery Program carried out pursuant to this Agreement and any extension thereof, including during the Extended Collaboration Term. The Antisense Drug Discovery Term shall include the Oncology Term.

“Antisense Technology” means the selective modulation of protein synthesis at the nucleic acid level caused by the binding of an oligonucleotide or an analog thereof (an “oligonucleotide”) to a complementary sequence.

“ASO Compound” means an oligonucleotide or an analog thereof (an “oligonucleotide”) that selectively modulates protein synthesis at the nucleic acid level through the binding of such oligonucleotide to a complementary sequence.

“ASO Field” means the development, manufacture and sale of ASO Products as therapeutic or prophylactic pharmaceutical products.

“ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds.

“Calendar Quarter” shall mean the respective three month periods ending on March 31, June 30, September 30, or December 31 for so long as the Agreement is in effect.

“Calendar Year” shall mean each successive twelve month period commencing on January 1 and ending on December 31 for so long as the Agreement is in effect.

“Candidate Selection” means the designation of a potential drug candidate within Lilly’s portfolio by Lilly’s Lead Development Committee, or its successor, for advancement to clinical development based on pharmacology, chemistry, patent status, toxicology, ADME, biopharmaceutics, medical and marketing considerations.

“Change of Control” means any of the following events:  (i) the acquisition by any Person or group, other than a Person or group controlling such Party as of the Effective Date, of “beneficial ownership” (as defined in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the shares of such Party’s capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of such Party’s Board of Directors or equivalent body (the “Board of Directors”) (the “Voting Stock”); (ii) the first day of which less than two-thirds of the total membership of such Party’s Board of Directors shall be Continuing Directors (as such term is defined below); (iii) the approval by the shareholders of such Party of a merger, share exchange, reorganization, consolidation or similar transaction of such Party (a “Transaction”), other than a Transaction which would result in the Voting Stock of such Party outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent

1.1-2

(50%) of the Voting Stock of such Party or such surviving entity immediately after such Transaction; or (iv) approval by the shareholders of such Party of a complete liquidation of such Party or a sale or disposition of all or substantially all of the assets of such Party.  For purposes of this definition, “Continuing Directors” means individuals serving as of the Second Restatement Date hereof on such Party’s Board of Directors and any individuals elected after the date hereof whose election or nomination was approved by at least a majority of the Continuing Directors serving at the time.

“Collaboration” means, (i) during the Initial Collaboration Term, collectively, the Reagent Provision Program, the Target Validation Program and the Antisense Drug Discovery Program or (ii) During the Extended Collaboration Term, the Antisense Drug Discovery Program and the Target Validation Program both in the Collaboration Therapeutic Area of oncology.

“Collaboration ASO Compound Patent Right” means a Patent Right that claims inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program and that Cover the composition of matter of an ASO Compound and/or the use of such ASO Compound.

“Collaboration FTE” means a Lilly Collaboration FTE or an FTE applied by Isis in conducting the research under the Target Validation Program or Antisense Drug Discovery Program.

“Collaboration Funds” means the funds provided to Isis by Lilly pursuant to the Loan Agreement.

“Collaboration Know-How” means Isis Collaboration Know-How and Lilly Collaboration Know-How.

“Collaboration Patent Rights” means the Isis Collaboration Patent Rights, the Lilly Collaboration Patent Rights and the Joint Collaboration Patent Rights.

“Collaborative Research Plan” means the Research Plan describing the research collaboration to be carried out pursuant this Agreement, which is attached hereto as Schedule 2.2, including all amendments thereto.

“Collaboration Term” means the term of the collaborative research efforts carried out pursuant to this Agreement and any extension thereof, including the Initial Collaboration Term and the Extended Collaboration Term. Collaboration Term shall include the Reagent Provision Term, the Target Validation Term, the Antisense Drug Discovery Term, the Oncology Term and any extensions of any of the foregoing.

“Collaboration Therapeutic Areas” means (a) with respect to the Target Validation Program, inflammation, bone and metabolism (e.g., diabetes and obesity), provided, however, that Parties may agree to include oncology in the Target Validation Program as provided in Section 3.1; and (b) with respect to the Antisense Drug Discovery Program, inflammation, bone, metabolism and oncology.

1.1-3

“Compulsory License” means, in the case of a Lilly Product or Isis Product, a compulsory license under the a Party’s technology obtained by a Third Party through the order, decree or grant of a governmental authority having competent jurisdiction, authorizing such Third Party to manufacture, use, sell, offer for sale or import such Lilly Product or Isis Product in a particular country.

“Confidential Information” means any and all inventions, know-any, and data and shall include, without limitation, information relating to research and development plans, experiments, results and plans, compounds, therapeutic leads, candidates and products, clinical and preclinical data, trade secrets and manufacturing, marketing, financial, regulatory, personnel and other business information and plans, all scientific, clinical, regulatory, marketing, financial and commercial information or data, all whether communicated in writing, orally or by any other means, and which is provided by one Party to the other Party in connection with this Agreement.  Confidential Information will not include information that:

(a)                                  is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by written records;

(b)                                 is properly in the public domain through no fault of the receiving Party;

(c)                                  is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

(d)                                 is developed by the receiving Party independently of Confidential Information received from the other Party, as documented by written records.

“Control” or “Controlled” means with respect to any intellectual property right, that the Party owns or has a license to such intellectual property right and has the ability to grant access, a license, or a sublicense to such intellectual property right to the other Party as provided for in this Agreement without violating an agreement with, or infringing any rights of, a Third Party as of the time the Party would be first required under this Agreement to grant the other Party such access, license or sublicense.

“Cost of Products” or “COPS” means costs of supplying Products calculated in accordance with a Party’s accounting methods consistently applied which methodology shall be calculated in compliance with U.S. generally accepted accounting principles (GAAP).  For the purposes of this Agreement, COPS shall include Third Party royalty burdens, royalties due to the other Party, final filling/finishing and packaging of the Product.

“Cover” (including variations thereof such as “Covering”, “Covered”, and “Coverage”) means that the manufacture, use, import, offer for sale or sale of a Lilly Product or Isis Product would infringe a Valid Claim; provided, with respect to a process or manufacturing patent, that such a Valid Claim therein effectively precludes a Third Party from manufacturing, using, importing, offering for sale, or selling such Lilly Product or Isis Product.  The determination of whether a Lilly Product or Isis Product is Covered by a particular Valid Claim shall be made on a country-by-country basis.  A Valid Claim shall be deemed to provide effective preclusion hereunder where (i) there is no competing product being marketed or (ii) if a product is being

1.1-4

marketed by a competitor, it infringes the Valid Claim (including any period in which, and provided that, the Valid Claim is being litigated).

“CPI” or “Consumer Price Index” means the consumer price index for all urban consumer series ID CUUR0000SAO as published from time to time by the US Bureau of Labor Statistics, where the CPI for June, 2001 was 178.

“Critical Success Factor” has the meaning set forth in the Collaborative Research Plan as applicable to Reagent Targets, Validation Targets and Drug Discovery Targets.

“Development Candidate” means a Drug Discovery ASO Compound that is directed to a Drug Discovery Target, that is ready for IND supporting toxicology studies and that is designated as a Development Candidate by the Executive Committee, as described in Section 6.4.1 or by Lilly in accordance with Section 6.4.2.

“Drug Discovery ASO Compound” means an ASO Compound that selectively modulates protein synthesis of a Drug Discovery Target.

“Drug Discovery ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Drug Discovery ASO Compounds.

“Drug Discovery Non-ASO Compound” means a compound that (a) is developed by Lilly through the use of Collaboration Know-How and (b) is not an ASO Compound and (c) is either (i) an agonist or antagonist of a Drug Discovery Target or (ii) is a Drug Discovery Target.

“Drug Discovery Non-ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Drug Discovery Non-ASO Compounds.

“Drug Discovery Target” means any Target included in the Antisense Drug Discovery Program by the Executive Committee.

“Effective Date” means August 25, 2001.

“Exclusive Target” has the meaning set forth in Section 5.8.

“Executive Committee” means the committee established pursuant to Section 2.5.

“Extended Collaboration Term” means the period from August 25, 2005 until the completion of the Collaboration Term as set forth in Section 13.1.3.

“FDA” means the United States Food and Drug Administration or any successor agency having the administrative authority to regulate the approval for marketing of new human pharmaceutical or biological therapeutic products in the United States.

“First Commercial Sale” means with respect to any Lilly Product or Isis Product the first sale to a Third Party by (i) Lilly or its Sublicensees, or (ii) Isis, its Affiliates or Sublicensees.

1.1-5

First Commercial Sale shall not include transfer of reasonable quantities of any free samples of a Lilly Product or Isis Product or reasonable quantities of a Lilly Product or Isis Product solely for development purposes, such as for use in experimental studies or clinical trials.

“FTE” means the equivalent of the work of one (1) employee full time for one (1) year (consisting of at least a total of [***] weeks or [***] (excluding vacations and holidays) of work on or directly related to the Collaboration), carried out by an Isis employee or a Lilly Collaboration FTE, or Third Party mutually agreed upon by the Executive Committee.  Overtime shall not be counted toward the number of hours that are used to calculate the FTE contribution.  No one person shall be permitted to account for more than one (1) FTE.  Scientific work on the Collaboration to be performed by Isis employees, Lilly Collaboration FTEs, or mutually agreeable Third Parties can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, and holding scientific discussions.

[***]

“IND” means an Investigational New Drug application as defined in 21 C.F.R. 312 and any versions thereof governing the FDA as may be amended from time to time.

“Initial Collaboration Term” means the period from August 25, 2001 until August 24, 2005.

“Isis ASO Compound Patent Rights” means Patent Rights Controlled by Isis on or after the Effective Date that claim inventions that are conceived outside the course of the Target Validation Program or Drug Discovery Program and that that Cover the composition of matter of an ASO Compound or the method of using such ASO Compound per se, including Patent Rights that Cover inventions made in the course of the Reagent Provision Program and Patent Rights that Cover the composition of matter or use of an antisense oligonucleotide(s) directed to Stage 2 Drug Discovery Targets and Stage 3 Drug Discovery Targets included in the Research Plan on the Effective Date or thereafter.

“Isis-Blocked Target” has the meaning set forth in Section 6.2.2.

“Isis Blocking Patent Rights” means Patent Rights Controlled by Isis on the Effective Date or come into Isis’ Control during the Collaboration Term that claim inventions that are conceived outside the course of the Validation Program or Drug Discovery Program and that Cover the method of treating a condition by modulating a Target through the use of a non-ASO Compound.

“Isis Collaboration ASO Compound Patent Rights” means Patent Rights Controlled by Isis that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program and that Cover the composition of matter of an ASO Compound or the use of such ASO Compound.

“Isis Collaboration Blocking Patent Rights” means Patent Rights Controlled by Isis that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug

1.1-6

Discovery Program that Cover the method of treating a condition by modulating a Target through the use of a non-ASO Compound.

“Isis Collaboration Core Technology Patent Rights” means Patent Rights Controlled by Isis that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the practice of Isis Standard Chemistry including Patent Rights that Cover chemistries, motifs (patterns of arranging the chemical building blocks of an antisense oligonucleotides) and/or cellular mechanism of action by which an oligonucleotide promotes RNA cleavage.

“Isis Collaboration Know-How” means Know-How Controlled by Isis that is conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program.

“Isis Collaboration Manufacturing Patent Rights” means Patents Controlled by Isis that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the practice of the Isis Standard Chemistry Manufacturing Process.

“Isis Collaboration Patent Rights” means the Isis Collaboration ASO Compound Patent Rights, Isis Collaboration Manufacturing Patent Rights, Isis Collaboration Core Technology Patent Rights and Isis Collaboration Blocking Patent Rights.

“Isis Collaboration Technology” means Isis Collaboration Know-How and Isis Collaboration Patent Rights.

“Isis Core Technology Patent Rights” means Patent Rights Controlled by Isis on or after the Effective Date that claim inventions that are conceived outside the course of the Validation Program or Drug Discovery Program and that Cover the practice of Isis Standard Chemistry including Patent Rights that Cover chemistries, motifs (patterns of arranging the chemical building blocks of an antisense oligonucleotides) and/or cellular mechanism of action by which an oligonucleotide promotes RNA cleavage. The Isis Core Technology Patent Rights that exist as of the Second Restatement Date of this Agreement are listed in Schedule C.

“Isis Drug Discovery ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds directed against a Drug Discovery Target that is developed by Isis as permitted by Section 8.2.3(c).

“Isis Internal Program” means an internal research effort on the development of ASO Compounds directed to a Target for use as ASO Products conducted by Isis conducted outside the course of the Collaboration whereby such internal research effort on such Target has advanced to a stage that is equivalent to the achievement of the Critical Success Factors for a Validation Target as reasonably evidenced to Lilly by written documentation of Isis; provided, however, that if there is a disagreement as to whether such Target has advanced to a stage that is equivalent to the achievement of the Critical Success Factors for a Validation Target such matter shall be referred to the Executive Committee for resolution, and lacking resolution by the Executive Committee such internal research effort shall be deemed an Isis Internal Program.

1.1-7

“Isis Know-How” means all Know-How that is either (i) Controlled by Isis as of the Effective Date or (ii) that becomes Controlled by Isis after the Effective Date that is not Collaboration Know-How that is reasonably necessary or useful for research, development, manufacture, use and sale of Lilly Products, including Know-How that is discovered or developed by employees or agents of Isis in the course of the Reagent Provision Program.

“Isis Manufacturing Patent Rights” means Patent Rights Controlled by Isis on or after the Effective Date that claim inventions that are conceived outside the course of the Target Validation Program or Antisense Drug Discovery Program that Cover the practice of the Isis Standard Chemistry Manufacturing Process.  The Isis Manufacturing Patent Rights as of the date of this Agreement are listed in Schedule B.

“Isis Non-Collaboration ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds directed against a Target that not designated as a Validation Target or Drug Discovery Target pursuant to this Agreement and that is developed by Isis as permitted by this Agreement.

“Isis Patent Rights” means the Isis Core Technology Patent Rights, the Isis Manufacturing Patent Rights, the Isis Blocking Patent Rights and Isis ASO Compound Patent Rights.  To the extent Isis Controls Patent Rights as of the Effective Date or during the Collaboration Term and one (1) year thereafter other than the Isis Manufacturing Patents, Isis Core Technology Patent Rights, Isis Blocking Patent Rights and the Isis ASO Compound Patent Rights, and such Patent Rights would Cover a Lilly ASO Product, such Patent Rights will be included in the definition of Isis Patent Rights automatically if they can be licensed to Lilly with no obligation (financial or otherwise) to any Third Party with respect to a particular Lilly ASO Product at the time the Lilly ASO Product is licensed from Isis, or if the relevant invention is made subsequent to such license, at the time such invention is made.  To the extent Isis Controls Patent Rights as of the Effective Date or during the Collaboration Term, other than the Isis Manufacturing Patent Rights, the Isis Core Technology Patent Rights, Isis Blocking Patent Rights and Isis ASO Compound Patent Rights that would Cover a Lilly ASO Product, and such Patent Rights were acquired by Isis from a Third Party and/or Isis has obligations (financial or otherwise) to a Third Party in connection with the practice of such Patent Rights, such Patent Rights will only be included in the definition of Isis Patent Rights if Isis and Lilly negotiate an agreement to license such Patent Rights which includes (1) the assumption by Lilly of all financial obligations of Isis arising from the grant to Lilly and the practice by Lilly, its Affiliates of Sublicensees, of the Patent Rights, (2) the compensation of an appropriate portion of any acquisition costs incurred by Isis in connection with obtaining Control of such Patent Rights, and (3) an agreement by Lilly to abide by all of the terms of the agreement under which Isis has obtained Control of such Patent Right.

“Isis Product” means an Isis Drug Discovery ASO Product, Isis Non-Collaboration ASO Product, and/or an Isis Validation ASO Product.

“Isis Reagent ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal

1.1-8

use, which contains one or more ASO Compounds directed against a Reagent Target that is developed by Isis as permitted by Section 8.2.2(c).

“Isis Special Technology” means Patent Rights that Isis Controls on or after the Effective Date that Cover both (1) chemistries, motifs (patterns of arranging the chemical building blocks of antisense oligonucleotides) and/or cellular mechanism of action by which an oligonucleotide promotes nucleic acid cleavage in the field of Antisense Technology and (2) an ASO Product licensed by Lilly pursuant to Section 8.12, but does not include Isis Collaboration Patent Rights and Isis Patent Rights.

“Isis Standard Chemistry” means “2´MOE Gapmers” or an antisense phosphothioate oligonucleotide of 15-30 nucleotides wherein all of the backbone linkages are modified by adding a sulfur at the non-bridging oxygen (phosphorothioate) and a stretch of at least 10 consecutive nucleotides remain unmodified (deoxy sugars) and the remaining nucleotides contain an O´-methyl O´-ethyl substitution at the 2´ position (MOE).

“Isis Standard Chemistry Manufacturing Process” means the manufacturing process as of the Effective Date represented by the batch record for Isis 113715.  Manufacturing for this purpose includes synthesis, purification and analysis.

“Isis Technology” means Isis Know-How and Isis Patent Rights.

“Isis Validation ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more ASO Compounds directed against a Validation Target that is developed by Isis as permitted Isis as permitted by Section 8.2.2(c).

“Joint Collaboration Patent Rights” has the meaning set forth in Section 12.2.

“Know-How” means all tangible or intangible know-how, inventions (whether patentable or not), discoveries, processes, formulas, data, clinical and preclinical results, non-patented inventions, trade secrets, and any physical, chemical, or biological material or any replication of any such material in whole or in part.

“Lilly ASO Product” means a Reagent ASO Product, Validation ASO Product or a Drug Discovery ASO Product that is developed and sold by Lilly.

“Lilly-Blocked Target” has the meaning set forth in Section 6.2.2.

“Lilly Collaboration ASO Compound Patent Rights” means Patent Rights Controlled by Lilly that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the composition of matter of an ASO Compound or the use of such ASO Compound.

“Lilly Collaboration Blocking Patent Rights” means Patent Rights Controlled by Lilly that claim inventions conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program that Cover the method of treating a condition by modulating a Target through the use of a non-ASO Compound.

1.1-9

“Lilly Collaboration FTE” means an FTE that is applied by Lilly in carrying out work in the course of the Target Validation Program or Antisense Drug Discovery Program in accordance with the Collaborative Research Plan and reimbursed with Collaboration Funds.

“Lilly Collaboration Know-How” means Know-How Controlled by Lilly that is conceived in the course of the Target Validation Program or the Antisense Drug Discovery Program.

“Lilly Collaboration Patent Rights” means the Lilly Collaboration ASO Compound Patent Rights and the Lilly Collaboration Blocking Patent Rights.

“Lilly Collaboration Technology” means Lilly Collaboration Know-How and Lilly Collaboration Patent Rights.

“Lilly Non-ASO Product” means a Validation Non-ASO Product, Drug Discovery Non-ASO Product, or Reagent Non-ASO Product that is developed and sold by Lilly.

“Lilly Non-Collaboration ASO Patent Right” means all Patent Rights that are Controlled by Lilly, or any Sublicensees to whom Lilly provides data generated from the use of a Reagent ASO Compound provided to Lilly by Isis pursuant to this Agreement and that [***]

“Lilly Product” means a Lilly ASO Product or a Lilly Non-ASO Product.

“Lilly Right of First Negotiation” has the meaning set forth in Section 8.3.

“Loan Agreement” means that certain loan agreement by and between Lilly and Isis signed concurrently with the Original Agreement.

“Major Market Country” means the United States, Japan, Germany, the United Kingdom, France, Spain or Italy.

“Manufacturing Improvements” means any and all scientific and technical data, information, methods, techniques, protocols, and processes that are useful in the manufacture of ASO Compounds developed by or coming under Control of a Party outside the course of the Collaboration after the Effective Date.

“May 3, 2004 Agreement” has the meaning set forth in Recital F of this Agreement.

“NDA” means a new drug application or other application filed with the FDA to obtain approval for marketing a Lilly Product or Isis Product in the United States, or any future equivalent process.

“Net Royalty” means [***].

“Net Sales” means, with respect to a Product, the gross amount invoiced by a Party, its Affiliates or Sublicensees thereof to unrelated Third Parties, excluding any Sublicensee, for the Product, less:

1.1-10

(a)                                  Trade, quantity and cash discounts allowed;

(b)                                 Commissions, discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price;

(c)                                  Product returns and allowances;

(d)                                 That portion of the value associated with the cost of the drug delivery systems;

(e)                                  Any tax imposed on the production, sale, delivery or use of the Product, including, without limitation, sales, use, excise or value added taxes;

(f)                                    Allowance for distribution expenses; and

(g)                                 Any other similar and customary deductions.

Net Sales will be calculated in U.S. Dollars.  Such amounts shall be determined from the books and records of a Party, its Affiliate or Sublicensee, maintained in accordance with U.S. Generally Accepted Accounting Principles or, in the case of Sublicensees, such similar accounting principles, consistently applied.  Each Party further agrees in determining such amounts, it will use its then current standard procedures and methodology, including its then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

Net Sales excludes:

(i)                                     The transfer of reasonable and customary quantities of free samples of Product(s) and the transfer of Product(s) as clinical trial materials, other than for subsequent resale;

(ii)                                  Sales or transfers of Product(s) among a Party and its Affiliates unless the receiving Party is the consumer or user of the Product(s); and

(ii)                                  Use by a Party or its Affiliates or Sublicensees of Product for any use connected with the securing of regulatory approval or validating of a manufacturing process or the obtaining of other necessary marketing approvals for Product (unless such Product is subsequently sold).

In the event that the Product(s) is sold as part of a Combination Product (where “Combination Product” means any pharmaceutical product which comprises the Product(s) and at least one other active compound(s) and/or ingredients), the Net Sales of the Product(s), for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of Combination Product (as defined in the standard Net Sales definition) by the fraction, A / (A+B) where A is the weighted average sale price of the Product(s) when sold separately in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

In the event that the weighted average sale price of the Product(s) can be determined but the weighted average sale price of the other product(s) cannot be determined, Net Sales for

1.1-11

purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of the Product(s) when sold separately in finished form and C is the weighted average selling price of the Combination Product.  In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of the Product cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula:  one (1) minus B / C where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average selling price of the Combination Product.  In the event that the weighted average sale price of both the Product(s) and the other product(s) in the Combination Product cannot be determined, the Parties will attempt to agree on an appropriate weighted average sale price of both the Product(s) and the other product(s) in the Combination Product, and lacking such agreement the Net Sales of the Product(s) shall be deemed to be equal to fifty percent (50%) of the Net Sales of the Combination Product.

The weighted average sale price for a Product, other product(s), or Combination Product shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire Calendar Year.  When determining the weighted average sale price of a Product, other product(s), or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. Dollars) by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial Calendar Year) for the respective Product(s), other product(s), or Combination Product.  In the initial Calendar Year, a forecasted weighted average sale price will be used for Product(s), other product(s), or Combination Product.  Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

“Non-ASO Field” means the research, development, manufacture and sale of compounds other than ASO Compounds as therapeutic or prophylactic pharmaceutical products.

[***]

“Original Agreement” has the meaning provided in Recital C of this Agreement.

“Oncology Term” means the period of time during which the Parties will conduct the Antisense Drug Discovery Program and, subject to Section 3.1, the Target Validation Program in the Collaboration Therapeutic Area of oncology. “Party” means Lilly or Isis.  “Parties” means Lilly and Isis.

“Patent Rights” means: (a) patent applications (including provisional applications and applications for certificates of invention); (b) any patents issuing from such patent applications (including certificates of invention); (c) all patents and patent applications based on, corresponding to, or claiming the priority date(s) of any of the foregoing; (d) any reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecutions, continuations-in-part, or divisions of or to any of the foregoing; and (e) term extension or other governmental action which provide exclusive rights beyond the original patent expiration date.

1.1-12

“Phase I Study Initiation” means the first human clinical trial conducted on normal volunteers and designed to evaluate safety of a product; provided, however, with respect to oncology, “Phase I Study Initiation” means the first human clinical trial conducted on patients with cancer who have no therapeutic options other than experimental therapy or normal volunteers.

“Phase II Study Initiation” means the first human clinical trial conducted in patients and designed to indicate a statistically significant level of efficacy for product in the desired indication, as well as to obtain some indication of the dosage regimen required; provided, however, with respect to oncology, “Phase II Study Initiation” means the first human clinical trial conducted on a series of patients with the same type and stage of cancer.

“Phase III Study Initiation” means the first human clinical trial conducted in patients and designed to establish Product safety and efficacy and required to obtain clinical registration of a product with health regulatory authorities such as the FDA.

“Product” shall mean a Lilly Product or an Isis Product, as applicable.

“Program Sanction Approval” means [***]

“Project Sanction Approval” means [***]

“Proposed Validation Target” has the meaning set forth in Section 5.2.

“Reagent ASO Compound” means all ASO Compounds that selectively modulate protein synthesis of a Reagent Target.

“Reagent ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Reagent ASO Compounds.

“Reagent Non-ASO Compound” means a compound that (a) is developed by Lilly through the use of Collaboration Know-How and (b) is not an ASO Compound and (c) is either (i) an agonist or antagonist of a Reagent Target or (ii) is a Reagent Target.

“Reagent Non-ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Reagent Non-ASO Compounds.

“Reagent Provision Program” means the program of identification, and delivery to Lilly, of ASO Compounds directed to Targets identified by Lilly under the Original Agreement and the Amended and Restated Agreement.

“Reagent Provision Term” means the term of the Reagent Provision Program carried out pursuant to the Original Agreement and the Amended and Restated Agreement..

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“Reagent Target” means a Target that is designated a Reagent Target by Lilly; provided, however, that a Reagent Target that is later designated a Validation Target or a Drug Discovery Target shall not be considered a Reagent Target after the date of such designation.

“Registration” means (a) in the United States, approval by the FDA of an NDA, or similar application for marketing approval, and satisfaction of any related applicable FDA registration and notification requirements (if any), and (b) in any Major Market Country other than the United States, approval by regulatory authorities having jurisdiction over such country of a single application or set of applications comparable to an NDA and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approval necessary to make and sell pharmaceuticals and medical devices commercially in such country.

“Rejected Validation Target” has the meaning provided in Section 5.4.

“Reserved Target” has the meaning set forth in Section 6.8.

“Restatement Date” means the June 17, 2002, the effective date of the Amended and Restated Agreement.

“RNAi Compound” means a double-stranded RNA or DNA oligonucleotide or an analog thereof, including RNAi, that selectively modulates protein synthesis at the nucleic acid level through the binding of such oligonucleotide to a complementary sequence.

“Second Restatement Execution Date” means August 5, 2005, the date on which this Agreement was executed by the Parties.

“Second Restatement Date” means August 25, 2005, the effective date of this Agreement.

“Stage I Drug Discovery Target” means a Target that is designated a Drug Discovery Target under Section 6.3 that (i) has not reached the status of a Stage II Drug Discovery Target or Stage III Drug Discovery Target outside the course of the Collaboration prior to the designation of such target as a Drug Discovery Target or (ii) any Accepted Validation Target that enters the Antisense Drug Discovery Program under Section 6.3.

“Stage II Drug Discovery Target” means a Target that Isis moves to the status that is equivalent to Accepted Validation Target outside the course of the Collaboration (but that has not reached the status of a Stage III Drug Discovery Target) prior to the designation of such Target as a Drug Discovery Target.

“Stage III Drug Discovery Target” means a Target for which Isis has developed ASO Compounds and has analyzed such ASO Compounds in at least one (1) animal model in two (2) different species outside the course of the Collaboration and prior to the designation of such Target as a Drug Discovery Target.

“STAT3 Target” has the meaning set forth in Section 8.11.1

1.1-14

“Sublicense Income” means all consideration received by Lilly from a Sublicensee of Lilly pursuant to a sublicense agreement permitted under Section 9.3.5 excluding (a) payments made by such Sublicensee in consideration for the issuance of equity or debt securities of Lilly at fair market value, and (b) payments made by such Sublicensee to support or fund research activities to be undertaken by Lilly at cost.

“Sublicensees” means any Third Party to which Lilly or any of its Affiliates or Isis or any of its Affiliates grants any right to manufacture, market and sell a Lilly Product or an Isis Product, as applicable.  A Third Party who is granted only the right to sell a Lilly Product or an Isis Product (such as a wholesaler) will not be considered a Sublicensee.

“Target” means a transcriptional unit of a gene, and any protein product of such transcriptional unit, including all splice variants.

“Target Validation Program” means the program of Target functionalization and validation under this Agreement, as described in Section 2.3, Article 5 and the Collaborative Research Plan.

“Target Validation Program Term” means the term of the Target Validation Program any extensions thereof.

“Territory” means the entire world.

“Third Party” means any Party other than Isis or Lilly and their respective Affiliates.

“Valid Claim” means any claim in an issued and unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer, or otherwise.

“Validation ASO Compound” means all ASO Compounds that selectively modulate protein synthesis of a Validation Target.

“Validation ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Validation ASO Compounds.

“Validation Non-ASO Compound” means a compound that (a) is developed by Lilly through the use of Collaboration Know-How and (b) is not an ASO Compound and (c) is either (i) an agonist or antagonist of a Validation Target or (ii) is a Validation Target.

“Validation Non-ASO Product” means any preparation in final form for sale by prescription, over-the-counter or any other method for any indication, including human or animal use, which contains one or more Validation Non-ASO Compounds.

“Validation Target” means any Target designated by Lilly for inclusion in the Target Validation Program; provided, however, that a Validation Target that is later designated a Drug

1.1-15

Discovery Target, shall be considered a Drug Discovery Target and not a Validation Target. Validation Targets includes Accepted Validation Targets and Rejected Validation Targets.

[***]

1.1-16

Schedule 2.2

COLLABORATIVE RESEARCH PLAN

[***]

Schedule 2.5

MEMBERS OF THE EXECUTIVE COMMITTEE AS OF THE SECOND RESTATEMENT EXECUTION DATE

Lilly	Isis
[***]	[***]

Schedule 2.9

ALLIANCE MANAGERS AS OF THE SECOND RESTATEMENT EXECUTION DATE

Lilly	Isis
[***]	[***]

Schedule 5.5.3

Accepted Validation Targets as of the Second Restatement Execution Date

Submission Record ID	Gene Name
[***]	[***]

Schedule 5.6.3

Rejected Validation Targets as of the Second Restatement Execution Date

Submission Record ID	Gene Name
[***]	[***]

Schedule 5.12

Abandoned Validation Targets as of the Second Restatement Execution Date

Submission Record ID	Gene Name
[***]	[***]

Submission Record ID	Gene Name
[***]	[***]

Submission Record ID	Gene Name
[***]	[***]

Submission Record ID	Gene Name
[***]	[***]

Schedule 6.2

Development Stages of Drug Discovery Targets as of the Second Restatement Execution Date

Stage 1 Drug Discovery Targets

[***]

[***]

[***]

Stage 2 Drug Discovery Targets

[***]

[***]

Stage 3 Drug Discovery Targets

[***]

Schedule 6.5.1

Active Programs as of as of the Second Restatement Execution Date

1.     [***]

Schedule 6.7.1

[***] Abandoned Drug Discovery Targets in the Metabolic Collaboration Therapeutic Area

1.     [***]

Schedule 6.7.2

Abandoned Drug Discovery Targets as of the Second Restatement Execution Date

Submission Record ID	Gene Name	Development Stage at Time of Designation as Drug Discovery Target
[***]	[***]	[***]

Schedule 6.9.1

Reserved Targets as of the Second Restatement Execution Date

1.     [***]

Schedule 8.2.2

The Reagent Targets and the Date of Delivery to Lilly of a Reagent ASO Compound Directed to Each Such Reagent Target

Submission Record ID	Gene Name	Submitted Species	Date Delivered
[***]	[***]	[***]	[***]

Schedule 9.4.3

Milestones and Royalties under Section 9.4.3 and 9.4.4

MILESTONE PAYMENTS

[***]

[***]

[***]

[***]

Schedule 12.12

Collaboration Patent Rights as of the Second Restatement Execution Date

1.     Isis Collaboration Patent Rights

Docket/Serial Number	Gene Name
[***]	[***]

2.     Lilly Collaboration Patent Rights

[***]

3.     Joint Collaboration Patent Rights

[***]

Schedule A

[DELETED]

Schedule B

ISIS MANUFACTURING PATENT RIGHTS AS OF THE SECOND RESTATEMENT EXECUTION DATE

[***]

Schedule C

ISIS CORE TECHNOLOGY PATENT RIGHTS AS OF THE SECOND RESTATEMENT EXECUTION DATE

1.     [***]